                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by Rule
                                          14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DOW JONES & COMPANY, INC.
   -------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Certificate)

   -------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)  Proposed maximum aggregate value of transaction:

   5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

Reg. (S) 240.14a-101

SEC 1913 (3-99)

[LOGO] DOW JONES
                                        Notice of 2001
                                        Annual Meeting and
                                        Proxy Statement




                                         Dow Jones & Company

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 18, 2001 at 11:00 a.m. at:

                          Windows on the World--106th Floor
                          One World Trade Center
                          New York, New York

Discussions of Company affairs at past Annual Meetings have generally been interesting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of five directors, the adoption of the Dow Jones 2001 Long-Term Incentive Plan, and the approval of the appointment of PricewaterhouseCoopers LLP as auditors for 2001. These matters are discussed in greater detail in the accompanying proxy statement.

The Board of Directors recommends a vote FOR the election of directors, FOR the adoption of the Dow Jones 2001 Long-Term Incentive Plan, and FOR the approval of the appointment of PricewaterhouseCoopers LLP.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you so desire.

Sincerely yours,

/s/ Peter R. Kann

Peter R. Kann
Chairman of the Board

March 16, 2001

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Notice of 2001 Annual Meeting of Stockholders to be held Wednesday, April 18, 2001

To the Stockholders of
DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at Windows on the World--106th Floor, One World Trade Center, New York, New York on Wednesday, April 18, 2001 at 11:00 a.m. for the purposes of:

  1. Electing five directors to hold office until 2004;

  2. Adopting the Dow Jones 2001 Long-Term Incentive Plan;

  3. Approving the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors for 2001; and

  4. Transacting such other business as may properly come before the meeting.

  Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting.

  Stockholders of record at the close of business on February 23, 2001 are entitled to notice of and to vote at the meeting. A list of such stockholders will be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten days prior to the meeting at the Company's offices, 200 Liberty Street, New York, New York.

  Stockholders are requested to complete, date, sign and return the enclosed proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted you may revoke it by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Peter G. Skinner

Peter G. Skinner
Secretary

March 16, 2001

Dow Jones & Company, Inc.
200 Liberty Street, New York, New York 10281

Proxy Statement

2001 Annual Meeting of Stockholders to be held Wednesday, April 18, 2001

Solicitation and Revocation of Proxies


This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 18, 2001 at Windows on the World--106th Floor, One World Trade Center, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

   Registered stockholders may vote by: (i) executing and returning the enclosed proxy card; (ii) calling the toll-free phone number specified on the proxy card; or (iii) voting via the Internet at the web site specified on the proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. Stockholders whose shares are held in the name of a bank or broker must follow the voting instructions on the form they receive from their bank or broker. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

   Each proxy will be voted in accordance with the stockholder's instructions with respect to (i) the election of directors, (ii) adopting the Dow Jones 2001 Long-Term Incentive Plan and (iii) approving the appointment of PricewaterhouseCoopers LLP as auditors for 2001. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR adopting the Dow Jones 2001 Long-Term Incentive Plan, and FOR approving the appointment of PricewaterhouseCoopers LLP.


   Until a proxy is voted it may be revoked by a stockholder by delivery to the Secretary of the Company at the above address of a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company's Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $10,000, plus expenses.

              ---------------------------------------------------

Common Stock Outstanding

At the close of business on February 23, 2001 there were outstanding and entitled to vote 65,914,924 shares of Common Stock and 21,035,411 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect two directors to be elected at the meeting to serve a three-year term expiring in 2004. The Common Stock and the Class B Common Stock vote together with respect to the election of three directors to be elected at the meeting to serve a three-year term expiring in 2004 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 18, 2001 (except as otherwise indicated), with respect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

                                            Shares
                                         Beneficially
Name and Address of Beneficial Owner       Owned(a)        Percent of Class

---------------------------------------------------------------------------
Christopher Bancroft                 Common   2,966,405(b)             4.5%
 c/o Holme Roberts & Owen LLP        Class B  3,820,360(b)            18.2%
 1700 Lincoln Street
 Denver, Colorado 80203

---------------------------------------------------------------------------
Capital Research & Management Co.    Common   3,378,700(c)             5.1%
 333 South Hope Street
 Los Angeles, California 90071

---------------------------------------------------------------------------
Judson W. Detrick                    Common   2,799,466(d)             4.3%
 Holme Roberts & Owen LLP            Class B  2,352,167(d)            11.2%
 1700 Lincoln Street
 Denver, Colorado 80203

---------------------------------------------------------------------------
Michael B. Elefante                  Common   4,941,079(d)             7.5%
 Hemenway & Barnes                   Class B  4,512,619(d)            21.4%
 60 State Street
 Boston, Massachusetts 02109

---------------------------------------------------------------------------
Timothy F. Fidgeon                   Common     738,424(d)             1.1%
 Hemenway & Barnes                   Class B  2,622,176(d)            12.5%
 60 State Street
 Boston, Massachusetts 02109

---------------------------------------------------------------------------
Roy A. Hammer                        Common  11,130,815(d)            16.9%
 Hemenway & Barnes                   Class B  9,992,141(d)            47.5%
 60 State Street
 Boston, Massachusetts 02109

---------------------------------------------------------------------------
Lynn P. Hendrix                      Common   2,798,786(d)             4.3%
 Holme Roberts & Owen LLP            Class B  2,351,117(d)            11.2%
 1700 Lincoln Street
 Denver, Colorado 80203

---------------------------------------------------------------------------
Jane C. MacElree                     Common   5,607,843(e)             8.5%
 c/o Hemenway & Barnes               Class B  3,727,100(e)            17.7%
 60 State Street
 Boston, Massachusetts 02109

---------------------------------------------------------------------------
Rod B. MacLeod                       Common   2,678,716(d)             4.1%
 MacLeod & McGinness                 Class B  1,380,048(d)             6.6%
 1800 Second Street, Suite 971
 Sarasota, Florida 3423

---------------------------------------------------------------------------
Ruth B. Ottaway                      Common   2,444,840(f)             3.7%
James H. Ottaway, Jr.                Class B  1,679,014(f)             8.0%
David B. Ottaway
Ruth Ottaway Sherer
 c/o Ottaway Newspapers, Inc.
 Post Office Box 401
 Campbell Hall, New York 10916

---------------------------------------------------------------------------

                                               Shares
                                            Beneficially
   Name and Address of Beneficial Owner       Owned(a)       Percent of Class

   --------------------------------------------------------------------------
   Lawrence T. Perera                   Common  2,740,550(d)             4.2%
    Hemenway & Barnes                   Class B 3,477,000(d)            16.5%
    60 State Street
    Boston, Massachusetts 02109

   --------------------------------------------------------------------------
   Michael J. Puzo                      Common     74,574(d)             0.1%
    Hemenway & Barnes                   Class B 1,899,488(d)             9.0%
    60 State Street
    Boston, Massachusetts 02109

   --------------------------------------------------------------------------
   Thomas A. Richardson                 Common  2,746,666(d)             4.2%
    Holme Roberts & Owen LLP            Class B 2,012,237(d)             9.6%
    1700 Lincoln Street
    Denver, Colorado 80203

   --------------------------------------------------------------------------
   State Street Bank & Trust Company    Common  5,069,360(g)             7.7%
    225 Franklin Street                 Class B 3,226,336(g)            15.3%
    Boston, Massachusetts 02110

   --------------------------------------------------------------------------
   Elizabeth Steele                     Common  3,888,647(h)             5.9%
    c/o Hemenway & Barnes               Class B 2,150,363(h)            10.2%
    60 State Street
    Boston, Massachusetts 02109

   --------------------------------------------------------------------------
   Bayne Stevenson                      Common  3,274,494(d)             5.0%
    c/o Hemenway & Barnes               Class B 1,732,706(d)             8.2%
    60 State Street
    Boston, Massachusetts 02109

   --------------------------------------------------------------------------

(a) Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b) Includes 2,740,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Hammer and Perera. Also includes 226,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Messrs. Richardson, Detrick and Hendrix. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust.

(c) Capital Research & Management Co. held all of these shares as an investment adviser and had sole investment power over all of these shares and no voting power over any of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 12, 2001.

(d) Includes shares held as trustee, as to which voting and investment power is shared with other trustees (including other persons named above), by the following persons, each of whom disclaims beneficial ownership of such shares:
Mr. Detrick--2,799,466 shares of Common Stock and 2,352,117 shares of Class B Common Stock; Mr. Elefante--4,941,079 shares of Common Stock and 4,512,619 shares of Class B Common Stock; Mr. Fidgeon--738,424 shares of Common Stock and 2,622,176 shares of Class B Common Stock; Mr. Hammer--11,130,515 shares of Common Stock and 9,992,141 shares of Class B Common Stock; Mr. Hendrix--2,798,786 shares of Common Stock and 2,351,117 shares of Class B Common Stock; Mr. MacLeod--2,678,716 shares of Common Stock and 1,380,048 shares of Class B Common Stock; Mr. Perera--2,740,550 shares of Common Stock and 3,477,000 shares of Class B Common Stock; Mr. Puzo--74,574 shares of Common Stock and 1,899,488 shares of Class B Common Stock; Mr. Richardson--2,746,666 shares of Common Stock and 2,012,237 shares of Class B Common Stock;

and Mr. Stevenson--3,254,709 shares of Common Stock and 1,723,908 shares of Class B Common Stock. Also includes 300 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust.

(e) Includes 4,795,164 shares of Common Stock and 3,174,422 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 4,748,093 shares of Common Stock and 3,012,557 shares of Class B Common Stock; Mr. Hammer with respect to 4,748,093 shares of Common Stock and 3,012,557 shares of Class B Common Stock; Mr. Puzo with respect to 46,900 shares of Common Stock and 161,800 shares of Class B Common Stock; and Mr. Fidgeon with respect to 138,350 shares of Class B Common Stock. Also includes 738,424 shares of Common Stock and 526,393 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Fidgeon. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust.

(f) All of these shares have been deposited in a voting trust by various Ottaway family trusts, individual members of the Ottaway family and a private investment company owned by members of the Ottaway family. The voting trustees under the voting trust are Ruth B. Ottaway and her adult children, James H. Ottaway, Jr., David B. Ottaway and Ruth Ottaway Sherer. The voting trust will remain in effect until January 27, 2003, but shares may be withdrawn from the voting trust prior thereto. As of January 18, 2001, each of Ruth B. Ottaway and David B. Ottaway beneficially owned 2,444,840 shares of Common Stock and 1,679,014 shares of Class B Common Stock. As of January 18, 2001, Ruth Ottaway Sherer beneficially owned 2,499,670 shares of Common Stock (3.8%) and 1,716,203 shares of Class B Common Stock (8.2%). As of January 18, 2001, James H. Ottaway, Jr. beneficially owned 2,521,011 shares of Common Stock (includes 64,601 shares subject to options) and 1,679,014 shares of Class B Common Stock. Each of the foregoing persons is deemed the beneficial owner of the shares held in the voting trust described above and, accordingly, each of the foregoing figures includes such shares. In addition, various other shares are also included more than once in the foregoing figures as a result of other shared ownership arrangements. Each of Ruth B. Ottaway, James H. Ottaway, Jr., David
B. Ottaway and Ruth Ottaway Sherer shares voting power over 2,444,840 shares of Common Stock and 1,679,014 shares of Class B Common Stock and investment power over 35,000 shares of Common Stock and 1,540 shares of Class B Common Stock. Ruth Ottaway Sherer has sole voting and investment power over 54,830 shares of Common Stock and 37,189 shares of Class B Common Stock.

(g) State Street Bank & Trust Company held all of these shares as trustee, disclaimed beneficial ownership of them and shared voting and investment power with persons named above as to 3,127,075 shares of Common Stock and 2,764,811 shares of Class B Common Stock. This information relating to (i) Common Stock ownership is based solely on a Schedule 13G filed with the SEC on February 9, 2001 and (ii) Class B Common Stock ownership is based solely on a Schedule 13G filed with the SEC on March 16, 1999.

(h) Includes 3,480,277 shares of Common Stock and 1,777,380 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees, including Mr. Hammer with respect to 2,678,716 shares of Common Stock and 1,380,048 shares of Class B Common Stock; Mr. Stevenson with respect to 2,678,716 shares of Common Stock and 1,371,548 shares of Class B Common Stock; Mr. Elefante with respect to 12,202 shares of Common Stock and 12,000 shares of Class B Common Stock; and Mr. MacLeod with respect to 2,678,716 shares of Common Stock and 1,380,048 shares of Class B Common Stock. Also includes 408,370 shares of Common Stock and 372,983 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees. Ms. Steele could acquire sole voting and investment power over such shares if she were to revoke the trust.

Security Ownership of Directors and Management

The following table sets forth information as of January 18, 2001 with respect to the number of shares of Common Stock and Class B Common Stock owned by each director and nominee for director, the five most highly compensated executive officers, and all directors, nominees and executive officers as a group.

                                               Shares Beneficially Percent of  Common Stock
                     Name                           Owned(1)        Class(2)  Equivalents(3)

--------------------------------------------------------------------------------------------
Rand V. Araskog                                Common        8,000     *              26,976
                                               Class B         700     *

--------------------------------------------------------------------------------------------
Jerome H. Bailey (4)                           Common      108,734     *               3,569
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Christopher Bancroft (5) (6) (7)               Common    2,966,405       4.5%          2,091
                                               Class B   3,820,360      18.2%

--------------------------------------------------------------------------------------------
William C. Cox, Jr. (5) (6) (8)                Common      115,681     *               4,096
                                               Class B     382,728     1.8%

--------------------------------------------------------------------------------------------
L. Gordon Crovitz                              Common       43,958     *               4,134
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Harvey Golub                                   Common        2,000     *               4,636
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Roy A. Hammer (6) (9)                          Common   11,130,815      16.9%          1,224
                                               Class B   9,992,141      47.5%

--------------------------------------------------------------------------------------------
Leslie Hill (5) (6) (10)                       Common      119,151     *               2,260
                                               Class B      72,514     *

--------------------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.                        Common        3,000     *               7,577
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Vernon E. Jordan, Jr.                          Common          280     *               9,040
                                               Class B         105     *

--------------------------------------------------------------------------------------------
Peter R. Kann (4)                              Common      347,859     *              11,100
                                               Class B       4,027     *

--------------------------------------------------------------------------------------------
David K.P. Li                                  Common        8,031     *              10,408
                                               Class B          --     *

--------------------------------------------------------------------------------------------
M. Peter McPherson                             Common           --     *               3,273
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Frank N. Newman                                Common          500     *               1,907
                                               Class B          --     *

--------------------------------------------------------------------------------------------
James H. Ottaway, Jr. (11)                     Common    2,521,011       3.8%             --
                                               Class B   1,679,014       8.0%

--------------------------------------------------------------------------------------------
Peter G. Skinner (4)                           Common      105,094     *                  --
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Elizabeth Steele (5) (6) (12)                  Common    3,888,647       5.9%             --
                                               Class B   2,150,363      10.2%

--------------------------------------------------------------------------------------------
William C. Steere, Jr.                         Common        1,000     *               4,697
                                               Class B          --     *

--------------------------------------------------------------------------------------------
Dieter von Holtzbrinck                         Common           --     *                  --
                                               Class B          --     *

--------------------------------------------------------------------------------------------
All directors, nominees and executive officers Common   21,370,166      32.5%         96,988
 as a group (21 persons) (13)                  Class B  18,101,952      86.0%

--------------------------------------------------------------------------------------------

(1) Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 18, 2001 held by: Mr. Bailey (65,600
shares), Mr. Cox   (18,200 shares), Mr. Crovitz (41,684 shares), Mr. Kann
(223,367 shares), Mr. Ottaway (64,601 shares) and Mr. Skinner (84,967 shares). Pursuant to the terms of the Mr. Bailey's Retirement Agreement (see page 15), the unvested portion of all stock options that have been granted to Mr. Bailey were deemed to have vested on October 18, 2000.

(2) An asterisk under the column "Percent of Class" indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3) Under the directors' deferred stock equivalent compensation plan, each non-employee director was credited with $44,000 deemed to be invested in shares of Common Stock ("stock equivalents") for 2000. Certain directors have elected to defer receipt of some or all of their fees payable in cash and have invested such deferred amounts in stock equivalents. Amounts previously accrued under the terminated retirement plan for non-employee directors by directors who continued to serve on the Board after the 1997 Annual Meeting were added to such directors' deferred compensation accounts and certain directors have elected to invest such accrued amounts in stock equivalents. (See page 11 for additional information regarding directors' stock equivalents.) Also, certain executive officers have elected to have the amounts allocated to their accounts under the Supplementary Benefit Plan (see footnote (4) to the Summary Compensation Table on page 13) deemed to be invested in stock equivalents.

(4) Includes shares owned by, or jointly with, spouses, as follows: Mr. Bailey--40,000 shares of Common Stock owned jointly with his spouse; Mr. Kann--14,436 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Mr. Skinner-- 20,127 shares of Common Stock owned jointly with his spouse. Includes, with respect to Mr. Kann, 49,800 shares of Common Stock subject to options exercisable within 60 days after January 18, 2001 held by his spouse. Mr. Kann disclaims beneficial ownership of the shares owned by his spouse. Messrs. Skinner and Bailey share voting and investment power with their spouses as to those shares owned jointly.

(5) Mr. Bancroft, Mr. Cox, and Ms. Steele are first cousins. Ms. Hill is Mr. Cox's niece and the first cousin, once removed, of Mr. Bancroft and Ms. Steele.

(6) As of January 18, 2001, Mr. Cox, Mr. Bancroft, Ms. Steele and Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Hammer serves as trustee, owned beneficially a total of 17,112,503 shares (26.0%) of the outstanding Common Stock and 16,339,866 shares (77.7%) of the outstanding Class B Common Stock. Such shares account for approximately 65.4% of the votes represented by the outstanding Common Stock and Class B Common Stock. Mr. Cox, Mr. Bancroft, Ms. Steele and Ms. Hill, the trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Hammer), may be considered in control of the Company and therefore its "parent."

(7) Includes 226,405 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 2,740,000 shares of Common Stock and 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(8) Includes 5,873 shares of Common Stock and 207,440 shares of Class B Common Stock held by a revocable trust for the benefit of Mr. Cox, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 91,608 shares of Common Stock and 175,288 shares of Class B Common

Stock, as to which Mr. Cox disclaims beneficial ownership, as follows: 74,108 shares of Common Stock and 123,458 shares of Class B Common Stock held by Mr. Cox as trustee, as to which he shares voting and investment power; 17,500 shares of Common Stock and 27,130 shares of Class B Common Stock held by trustees for Mr. Cox's spouse; and 24,700 shares of Class B Common Stock held by a foundation of which Mr. Cox is President.

(9) Includes 300 shares of Common Stock held by a revocable trust for the benefit of Mr. Hammer, as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 11,130,515 shares of Common Stock and 9,992,141 shares of Class B Common Stock held by Mr. Hammer as trustee, as to which he disclaims beneficial ownership and shares voting and investment power with other trustees.

(10) Includes 7,446 shares of Common Stock and 3,998 shares of Class B Common Stock owned by Ms. Hill's spouse and minor children.

(11) See footnote (f) on page 4 above for a description of Mr. Ottaway's ownership of Common Stock and Class B Common Stock.

(12) Includes 408,370 shares of Common Stock and 372,983 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 3,480,277 shares of Common Stock and 1,777,380 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees.

(13) Includes 548,219 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 18, 2001. Also includes shares owned by or jointly with their spouses and by their children and relatives sharing their homes.

              ---------------------------------------------------

Annual Report

The Company has mailed to all stockholders its Annual Report for the year ended December 31, 2000. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders' equity and cash flows for the year then ended.

              ---------------------------------------------------

Voting Procedures

If a quorum is present at the meeting (i) a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock, voting separately as a class, is entitled to elect, (ii) a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order to elect the nominees for election to the office of director that the Common Stock and the Class B Common Stock elect together, (iii) the affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for the Dow Jones 2001 Long-Term Incentive Plan to be adopted, and (iv) the affirmative vote of a plurality of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order to approve the appointment of PricewaterhouseCoopers LLP as auditors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Abstentions will be counted as shares that are represented at the meeting and entitled to vote. Under Delaware law, abstentions on the adoption of the Dow Jones 2001 Long-Term Incentive Plan or the appointment of

PricewaterhouseCoopers LLP will have the effect of negative votes because the adoption of the Dow Jones 2001 Long-Term Incentive Plan requires the affirmative vote of a majority, and the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a plurality, of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will be disregarded and will have no effect on the outcome of the vote on such matter, although the shares represented by such limited proxies will be counted for quorum purposes.


              ---------------------------------------------------

Election of Directors

One of the purposes of the meeting is the election of five directors to serve for a three-year term expiring in 2004. The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Araskog and Jordan. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Mr. Hockaday, Ms. Steele and Mr. von Holtzbrinck. The proxies will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the meeting, membership on committees of the Board of Directors and certain other information. Each of the persons named below, other than Ms. Steele and Mr. von Holtzbrinck, is currently a director. If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

              ---------------------------------------------------


Nominees for Election at the Annual Meeting:

Class of 2004

                                                   Positions with the Company and
                                                   Business Experience               Director
                     Name                      Age During the Past Five Years         Since

---------------------------------------------------------------------------------------------
Rand V. Araskog                                 69 Director of various corporations.     1981
 Corporate Governance and Executive Committees     Prior to March 1998, Chairman and
                                                   Chief Executive Officer, ITT
                                                   Corporation (diversified hotel
                                                   company)(1)

---------------------------------------------------------------------------------------------
Irvine O. Hockaday, Jr.                         64 President and Chief Executive         1990
 Compensation and Executive Committees             Officer, Hallmark Cards, Inc.
                                                   (greeting card manufacturer)(2)

---------------------------------------------------------------------------------------------
Vernon E. Jordan, Jr.(3)                        65 Senior Managing Director, Lazard      1982
 Corporate Governance and Executive Committees     Freres & Co. LLC (investment
                                                   bank); Of Counsel, Akin, Gump,
                                                   Strauss, Hauer & Feld (law firm).
                                                   Prior to December 1999, Senior
                                                   Partner, Akin, Gump, Strauss,
                                                   Hauer & Feld (4)

---------------------------------------------------------------------------------------------
Elizabeth Steele                                52 President, Main Street Landing
                                                   Company (redevelopment company)

---------------------------------------------------------------------------------------------
Dieter von Holtzbrinck(5)                       59 President and Chief Executive
                                                   Officer, Verlagsgruppe Georg von
                                                   Holtzbrinck GmbH (publishing
                                                   company)

---------------------------------------------------------------------------------------------

Incumbent Directors (Class of 2002)

   The table below sets forth similar information for each director whose term expires in 2002.

                                                   Positions with the Company and
                                                   Business Experience                  Director
                     Name                      Age During the Past Five Years            Since

------------------------------------------------------------------------------------------------
Christopher Bancroft                            49 Principal, Bancroft Operations           1996
 Compensation Committee

------------------------------------------------------------------------------------------------
Peter R. Kann(6)                                58 Chairman and Chief Executive             1987
 Executive Committee                               Officer of the Company

------------------------------------------------------------------------------------------------
Leslie Hill                                     47 Pilot for American Airlines              1997
 Corporate Governance Committee

------------------------------------------------------------------------------------------------
M. Peter McPherson                              60 President, Michigan State University     1998
 Audit and Compensation Committees

------------------------------------------------------------------------------------------------
William C. Steere, Jr.                          64 Chairman, Pfizer Inc.                    1997
 Corporate Governance and Executive Committees     Prior to January 2001, Chief
                                                   Executive Officer, Pfizer Inc.
                                                   (pharmaceuticals)(7)

------------------------------------------------------------------------------------------------

Incumbent Directors (Class of 2003)

   The table below sets forth similar information for each director whose term expires in 2003.

                                               Positions with the Company and
                                               Business Experience                  Director
                   Name                    Age During the Past Five Years            Since

--------------------------------------------------------------------------------------------
Harvey Golub                                62 Chairman, American Express               1997
 Audit and Corporate Governance Committees     Company. Prior to January 2001,
                                               Chief Executive Officer, American
                                               Express Company (travel and
                                               financial services company)(8)

--------------------------------------------------------------------------------------------
Roy A. Hammer (3)                           66 Senior Partner, Hemenway &               1998
 Corporate Governance Committee                Barnes (law firm)

--------------------------------------------------------------------------------------------
David K.P. Li                               62 Chairman and Chief Executive             1993
 Audit and Corporate Governance Committees     Officer, The Bank of East Asia,
                                               Limited (banking) (9)

--------------------------------------------------------------------------------------------
Frank N. Newman                             58 Chairman Emeritus, Bankers Trust         1997
 Audit and Compensation Committees             Corporation. Prior to June 1999,
                                               Chairman, President and Chief
                                               Executive Officer, Bankers Trust
                                               New York Corporation and Bankers
                                               Trust Company (banking). Prior to
                                               September 1995, Deputy Secretary
                                               of the United States Treasury

--------------------------------------------------------------------------------------------
James H. Ottaway, Jr.                       63 Senior Vice President of the Company     1987

--------------------------------------------------------------------------------------------

(1) Mr. Araskog is a director of The Hartford Financial Services Group, Inc., ITT Industries, Inc., ITT Educational Services, Inc., Rayonier Inc. and Shell Oil Company.

(2) Mr. Hockaday is a director of Crown Media Holdings, Inc., Ford Motor Company, Sprint Corporation and UtiliCorp United, Inc.

(3) During 2000, Hemenway & Barnes, the law firm of which Mr. Hammer is a senior partner, and Akin, Gump, Strauss, Hauer & Feld, the law firm to which Mr. Jordan is of counsel, rendered certain legal services to the Company. The Company expects that these law firms will continue to render legal services to the Company in 2001.

(4) Mr. Jordan is a director of American Express Company, Callaway Golf Company, Clear Channel Communications, Inc., J.C. Penney Company, Inc., Revlon, Inc., Ryder System, Inc., Sara Lee Corporation, Union Carbide Corporation and Xerox Corporation.

(5) In 1999, the Company and the von Holtzbrinck Group entered into a strategic alliance pursuant to which they exchanged equity shareholdings in their respective subsidiaries so as to give the Holtzbrinck Group 49% ownership of The Wall Street Journal Europe and the Company 22% ownership of the von Holtzbrinck Group's business daily Handelsblatt. Mr. von Holtzbrinck is the Chief Executive Officer of Handelsblatt - The Wall Street Journal Holding GmbH and a Member of the Advisory Council of Handelsblatt Dow Jones GmbH.

(6) Karen Elliott House, President/International Group of the Company and the spouse of Mr. Kann, received a salary and bonus for 2000 of $520,839. An aggregate of $67,061 was contributed to Ms. House's account under the Dow Jones Retirement Program and the related Supplementary Benefit Plan in respect of 2000. Ms. House received a payout for 2000 of 3,399 shares of Common Stock with a fair market value as of February 21, 2001 of $209,208 under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1997-2000. Ms. House also received grants of contingent stock rights and stock options under the Dow Jones 1997 Long Term Incentive Plan. Ms. House's compensation is set by the Compensation Committee of the Board of Directors.

(7) Mr. Steere is a director of MetLife, Inc., Minerals Technologies Inc. and Texaco Inc.

(8) Mr. Golub is a director of Campbell Soup Company.

(9) Mr. Li is a director of Campbell Soup Company, Atlas Air, Inc., Jones Lang LaSalle Inc., Pacific Century Cyberworks Limited, The Bank of East Asia Limited, The Hong Kong & China Gas Company Limited, Sime Darby Berhad, South China Morning Post (Holdings) Limited, and PowerGen plc.
              ---------------------------------------------------

During 2000 the Board of Directors met eight times, the Audit Committee met four times, the Compensation Committee met four times, the Corporate Governance Committee met once and the Executive Committee did not meet. In 2000 the annual director's fee was $64,000, with a cash component of $20,000 and $44,000 of stock equivalents; the fee for each Board meeting attended was $1,500; the fee for each committee meeting attended was $1,000; and the annual fee for serving as a committee chairperson was $5,000. Stock equivalents are credited quarterly and the number thereof are determined at the market price of the Company's Common Stock on the last business day of the quarter in question.

   In 2001, the cash and stock equivalents component of the annual director's fee and the fees for serving as a committee chairperson and for attending Board and committee meetings will remain the same as in 2000. In addition, if the Dow Jones 2001 Long-Term Incentive Plan is approved, each director will receive options to purchase 1,250 shares of Common Stock annually, beginning in 2001.

   From time to time Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee. Employees of the Company or its subsidiaries who are directors do not receive director's, committee meeting or committee chairperson's fees.

   Directors may elect to defer receipt, in whole or in part, of any of their fees payable in cash. Deferred amounts will, at the electing director's option, either be credited to an interest bearing account or be deemed to be invested in shares of Common Stock (i.e., stock equivalents) at the market price on the last business day of the month in which the deferred amount in question would have otherwise been received. Deferred cash amounts will be paid in cash, in a lump sum or in the form of an annuity, as the director may elect. Deferred stock equivalent amounts will be paid in cash (in a lump sum or in the form of an annuity) or shares of Common Stock (in up to fifteen annual installments), or a combination of cash and Common Stock, as the director may elect.

   During 2000 all directors of the Company attended at least 75% of the aggregate meetings of the Board and standing committees on which they served, except for Mr. Steere who attended 67% of the aggregate meetings of the Board and standing committees on which he served.

   The Audit Committee makes recommendations to the Board regarding the engagement of the Company's independent accountants and considers, among other things, the range of audit and non-audit fees. It also reviews the work of the Company's internal accountants, meets with the independent accountants to review and approve the scope and results of their professional services, and reviews the procedures for evaluating the adequacy of the Company's internal controls.

   The Compensation Committee reviews remuneration arrangements for the Company's senior management (including employee benefit plans in which executive officers are eligible to participate), and makes recommendations to the Board on grants of stock options and other benefits under some of such plans.

   The Corporate Governance Committee recommends to the Board of Directors the persons to be nominated by the Board for election as directors of the Company. Stockholders desiring to recommend nominees should submit their recommendations in writing to Peter G. Skinner, Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281. Recommendations should include pertinent information concerning the proposed nominee's background and experience. The Corporate Governance Committee also considers and makes recommendations to the Board of Directors concerning the size and composition of the Board and considers from time to time the current Board committee structure and membership.
              ---------------------------------------------------

Executive Compensation

The following tables and the Compensation Committee Report on Executive Compensation provide information as to the cash and non-cash compensation paid to, earned by or granted to each of the five most highly compensated senior policy making executives of the Company.

                          Summary Compensation Table

                                   Annual Compensation                 Long-Term Compensation

-----------------------------------------------------------------------------------------------------------
                                                                  Awards                  Payouts

-----------------------------------------------------------------------------------------------------------
                                                          Restricted Securities
                                                            Stock    Underlying     LTIP       All Other
           Name and                                       Awards ($) Options (#) Payouts ($)    Compen-
      Principal Position        Year Salary ($) Bonus ($)    (1)         (2)         (3)     sation ($) (4)

-----------------------------------------------------------------------------------------------------------
Peter R. Kann                   2000   $841,167  $888,000                 60,000    $780,454       $260,706
 Chairman of the Board, Chief   1999   $788,000  $656,288                     --    $654,938       $230,889
 Executive Officer and Director 1998   $750,000  $402,885                 39,400    $376,613       $150,002

-----------------------------------------------------------------------------------------------------------
Peter G. Skinner                2000   $588,605  $462,550                 20,000    $279,375       $161,130
 Executive Vice President,      1999   $540,000  $346,275                     --    $323,851       $144,746
 General Counsel and            1998   $492,500  $212,796                 15,300    $154,275       $ 97,602
 Secretary

-----------------------------------------------------------------------------------------------------------
Jerome H. Bailey                2000   $576,667  $468,472                 25,000          --       $159,017
 Executive Vice President and   1999   $540,000  $346,275                     --          --       $144,522
 Chief Financial Officer(5)     1998   $320,455  $214,150   $249,400      40,600          --       $ 61,859

-----------------------------------------------------------------------------------------------------------
James H. Ottaway, Jr.           2000   $443,333  $244,545                 10,000    $245,523       $ 94,150
 Senior Vice President and      1999   $425,000  $226,250                     --    $231,099       $105,292
 Director                       1998   $406,000  $155,138                 13,000    $140,663       $ 79,413

-----------------------------------------------------------------------------------------------------------
L. Gordon Crovitz               2000   $418,077  $252,808                 20,000    $120,453       $ 78,722
 Senior Vice President and      1999   $349,731  $ 51,219                     --    $ 44,598       $ 80,203
 President, Electronic          1998   $262,500  $ 50,000                 13,000    $ 31,763       $ 60,227
 Publishing

-----------------------------------------------------------------------------------------------------------


(1) The dollar value of this stock award is based on the market price of the Company's Common Stock at time of grant. At December 31, 2000, Mr. Bailey held a total of 4,700 shares of restricted stock with a fair market value of $266,138. One-third of the shares vested on April 15, 1999, one-third vested on April 15, 2000 and the remainder will vest on April 15, 2001. Regular quarterly dividends are paid on the restricted stock.

(2) In addition to stock options, the indicated executives were granted contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan. The contingent stock rights granted during 2000 are reported in the long-term incentive plan table on page 14.

   In 1998, the Company's Compensation Committee granted stock options and contingent stock rights under the Dow Jones 1997 Long Term Incentive Plan in November. In 1999, however, the Committee decided not to make such grants in November, but instead made them in January 2000. Accordingly, there were no option grants in 1999.

(3) The payouts shown in the table for 2000 reflect the fair market value as of February 21, 2001 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1997-2000. The payouts shown in the table for 1999 reflect the fair market value as of February 16, 2000 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1996-1999. The payouts shown in the table for 1998 reflect the fair market value as of February 17, 1999 of the Final Awards made to the indicated executives under the Dow Jones 1992 Long Term Incentive Plan in respect of the four-year performance period 1995-1998. The Dow Jones 1997 Long Term Incentive Plan was adopted in 1997 to make grants for performance periods subsequent to those covered by the 1992 Long Term Incentive Plan.

(4) The amounts referred to in the table above under "All Other Compensation" consist of the aggregate amounts contributed to the accounts of the indicated executives under the Dow Jones Retirement Program and the related Supplementary Benefit Plan in respect of the years indicated. For amounts contributed in respect of 2000, the Internal Revenue Code limits the allocation of the annual Company contribution for the benefit of any individual account under a qualified plan to the amount which would be contributed to such individual account based on maximum annual compensation of $170,000, but permits under a supplemental plan an additional allocation by the Company to such individual equal to the additional amount which would otherwise have been allocated to him or her under the qualified plan had there been no limits. Executive officers may elect to have the amounts allocated to their accounts under the Supplementary Benefit Plan deemed to be invested in shares of Common Stock (i.e., stock equivalents). With respect to 2000, such amounts were deemed to be invested at the closing price of the Common Stock on the first business day of 2001. With respect to 2000, the Company has allocated $25,747 to the accounts of each of the indicated executives under the Dow Jones Retirement Program: Mr. Kann; Mr. Skinner; Mr. Bailey; Mr. Ottaway; and Mr. Crovitz. The Company has also credited the following amounts to the accounts of the indicated executives under the Supplementary Benefit Plan with respect to 2000: Mr. Kann--$234,959; Mr. Skinner--$135,383; Mr. Bailey--$133,270; Mr. Ottaway--$68,403; and Mr.
Crovitz--$52,975. With respect to Mr. Bailey, the amount allocated to his account under the Supplementary Benefit Plan also includes, with respect to 1999 and 1998, the amount that would have been contributed to his account under the predecessor to the Company's Retirement Program if he had been eligible to participate in such program in each such year.

(5) Mr. Bailey joined the Company on April 15, 1998. Mr. Bailey is retiring from the Company due to family reasons, effective April 30, 2001. See page 15.

              ---------------------------------------------------

                             Option Grants In 2000

                                                                           Potential Realizable
                                                                             Value at Assumed
                                                                           Annual Rates of Stock
                                       Individual Grants                  Price Appreciation over
                      ---------------------------------------------------  Stock Option Term (3)
                                      % of Total
                         Number of     Options
                        Securities    Granted to
                        Underlying    Employees   Exercise or
                          Options     in Fiscal   Base Price   Expiration
        Name          Granted (#) (1)    Year    ($/Share) (2)    Date      5% ($)      10% ($)

-------------------------------------------------------------------------------------------------
Peter R. Kann........          60,000       4.3%        $64.00    1/19/10  $2,415,000  $6,120,000
Peter G. Skinner.....          20,000       1.4%        $64.00    1/19/10  $  805,000  $2,040,000
Jerome H. Bailey.....          25,000       1.8%        $64.00    1/19/10  $1,006,250  $2,550,000
James H. Ottaway, Jr.          10,000       0.7%        $64.00    1/19/10  $  402,500  $1,020,000
L. Gordon Crovitz....          20,000       1.4%        $64.00    1/19/10  $  805,000  $2,040,000

-------------------------------------------------------------------------------------------------

(1) One-third of the stock options became exercisable on January 19, 2001, another one-third will become exercisable on the second anniversary of the date of grant, and the remainder will become exercisable on the third anniversary of the date of grant, except that, pursuant to the terms of Mr. Bailey's Retirement Agreement, the unvested portion of all stock options that have been granted to Mr. Bailey were deemed to have vested on October 18, 2000, and all Mr. Bailey's options will remain exercisable until their expiration date of April 30, 2004 (subject to certain conditions).

(2) The exercise price of the stock options that were granted on January 19, 2000 is $64.00 per share, the fair market value of the Common Stock on the date of grant.

(3) These amounts represent gains based on assumed rates of appreciation over the entire ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and the continued employment of the optionee through the vesting period.

              ---------------------------------------------------

                      Aggregated Option Exercises In 2000
                          And Year-End Option Values

                                                     Total Number of      Value of Unexercised In-the-
                                                 Unexercised Options at         Money Options at
                                                  December 31, 2000 (#)     December 31, 2000 ($)(1)
                                                ------------------------- ----------------------------
                         Shares
                      Acquired on     Value
        Name          Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable  Unexercisable
------------------------------------------------------------------------------------------------------
Peter R. Kann........       17,500     $602,007     223,367        53,133    $3,402,576        $98,498
Peter G. Skinner.....           --           --      84,967        18,433    $1,317,898        $38,250
Jerome H. Bailey.....           --           --      65,600            --    $  204,881             --
James H. Ottaway, Jr.       20,800     $738,822      64,601        10,999    $  887,259        $32,498
L. Gordon Crovitz....        1,600     $ 57,400      41,684        17,666    $  579,964        $32,498
------------------------------------------------------------------------------------------------------

(1) This represents the difference between the closing price of the Company's Common Stock on December 29, 2000, the last trading day in 2000 ($56.625), and the exercise price of the options.

              ---------------------------------------------------

                   Long-Term Incentive Plan--Awards In 2000

                                                        Performance or Other
                               Number of Shares, Units Period Until Maturation
         Name                    or Other Rights (1)          or Payout
 -----------------------------------------------------------------------------
 Peter R. Kann................                  17,850               2000-2003
 Peter G. Skinner.............                  10,000               2000-2003
 Jerome H. Bailey(2)..........                  12,000               2000-2003
 James H. Ottaway, Jr.........                   5,000               2000-2003
 L. Gordon Crovitz............                   8,000               2000-2003
 -----------------------------------------------------------------------------

(1) The long-term incentive plan awards are contingent stock rights granted under the Dow Jones 1997 Long Term Incentive Plan. Each contingent stock right gives the holder the contingent right to receive up to the number of shares of Common Stock specified in the right (the "Initial Award") following completion of a four-year performance period. The number of shares ultimately received (the "Final Award") will depend on the extent to which the performance criteria are achieved during the four-year performance period and other factors. Participants may elect, subject to the approval of the Compensation Committee, to receive all or a portion of their Final Awards in cash, or Common Stock, or a combination of both. If a participant elects to receive all or a portion of the Final Award in cash, the amount of cash will equal the closing price of the Common Stock on the date of the Final Award multiplied by the number of shares of Common Stock as to which the election is being made.

   During the performance period relating to each right, the Compensation Committee may adjust the performance criteria and otherwise modify the terms and provisions of the right. Also during the performance period, the holder is entitled to receive as "dividend equivalents" an amount equal to the cash dividends that the holder would have received if the holder had owned the number of shares of Common Stock covered by the Initial Award during the entire performance period.

   At December 31, 2000, Mr. Kann held contingent stock rights covering a total of 60,350 shares; Mr. Skinner--25,525 shares; Mr. Bailey--21,575 shares; Mr. Ottaway--18,975 shares; and Mr. Crovitz--17,725 shares. At December 31, 2000, the fair market value of the Common Stock subject to such rights was as follows: Mr. Kann--$3,417,319; Mr. Skinner--$1,445,353; Mr. Bailey--$1,221,684;
Mr. Ottaway--$1,074,459; and Mr. Crovitz--$1,003,678.

   The Final Award ultimately received may be less than or equal to the number of shares set forth above. It is expected that fully satisfactory competitive performance (as judged by the Compensation Committee in its discretion at the time of the payouts) would be competitively rewarded if the Final Award approximated 2/3 of the amounts set forth in the table above. Exceptional performance would support a Final Award in excess of 2/3 of the amounts set forth in the table above but in no event more than 100% of such amounts.

   (2) As reflected in Mr. Bailey's Retirement Agreement, Final Awards that may be granted to Mr. Bailey under outstanding contingent stock rights will be granted pro rata, at the end of the respective performance periods, and in such amounts as the Compensation Committee may in its discretion determine, all in accordance with the Long Term Incentive Plan and the agreements covering such awards.
              ---------------------------------------------------

Separation Plan for Senior Management

The Dow Jones Separation Plan for Senior Management covers separations from service by senior executives including the executive officers named on page 12. In order to receive benefits under the Separation Plan, an eligible executive's employment must have been terminated involuntarily, without "cause," and he or she must enter into an agreement with the Company containing a covenant not to compete, confidentiality provisions and customary mutual releases and waivers.

   The Separation Plan provides for severance benefits equal to 18 or 24 months (depending on salary level) of base salary and target bonus. It also provides for the continuation of certain benefits during such 18 or 24 month period including those received under the Company's Retirement Program and the related Supplementary Benefit Plan; the health and dental care plans; and the executive death and group life, disability and accident insurance plans. In addition, terminated executives will receive a pro-rated final award with respect to each of his or her outstanding grants of contingent stock rights under the Company's Long Term Incentive Plan. The Separation Plan and the form of Separation Agreement and Release are Exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1998.
              ---------------------------------------------------

Jerome H. Bailey Retirement Agreement

Mr. Bailey has decided to retire from the Company due to family reasons, effective April 30, 2001. Pursuant to the terms of a letter agreement ("Retirement Agreement") dated October 30, 2000, Mr. Bailey has agreed to provide consulting services to the Company during the period from May 1, 2001 through April 30, 2002. He has also agreed to refrain from engaging in any business activity that is competitive with the business of the Company and its subsidiaries until May 1, 2004, and to abide by certain confidentiality provisions. In consideration for performance of his consulting, non-competition and confidentiality obligations, the Company will pay Mr. Bailey an aggregate of $500,000 payable in 12 equal monthly installments of $41,666 commencing on May 1, 2001 and ending on April 1, 2002, subject to certain conditions. Until April 30, 2001, Mr. Bailey will continue to participate in certain benefit plans and programs including: the annual bonus program (pro rata for 2001); the 401(k) Savings Plan and the related Supplementary Benefit Plan (pro rata for
2001); and all other benefit plans generally available to employees (excluding new grants under the Long Term Incentive Plan). For further in formation on the treatment of Mr. Bailey's options and awards under outstanding contingent stock rights see Footnote 1 to the "Option Grants in 2000" table on page 13 and Footnote 2 to the "Long-Term Incentive Plan--Awards in 2000" table on page 15 herein. The Retirement Agreement is an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

              ---------------------------------------------------

Compensation Committee Report on
Executive Compensation

The Compensation Committee and the Compensation Program

The Committee consists of four non-employee directors. It generally meets four or five times a year. The Compensation Committee's objective is to establish and administer a "total compensation program" that fairly and competitively rewards Dow Jones executives for current and long-term performance that enhances stockholder value. The purpose of this report is to explain the Company's executive compensation program and the operation of the Compensation Committee.

Elements of Compensation Program Considered by the Committee

The Committee gives special attention to the total compensation of the chief executive officer (Mr. Kann), and certain other members of senior management. We consider four elements of compensation: (1) annual salary; (2) annual incentive award (or bonus); (3) long-term incentive compensation; and (4) retirement and other compensation.

Establishing and Administering a Competitive Program

The Committee retains outside compensation consultants and reviews competitive compensation and performance studies in developing and administering the total compensation program. We give continuing attention to changes in compensation practices, business trends and changes in applicable law and regulations in order to establish and administer a sound competitive compensation program. The competitive universe that we primarily consider includes the five largest newspaper publishers in the Dow Jones U.S. Publishing Index (the "Company's peer group") (see page 20), but we also review data on general industry trends and on certain other public companies which compete with one or more of the Company's business segments.

   With regard to annual and long-term incentive awards, the Committee, in working with management and its outside compensation consultants, has determined that a substantial portion of executives' awards will be based on the achievement of certain pre-determined financial objectives. For Mr. Kann a substantial portion of his annual incentive award for 2001 will be based on the achievement of these pre-determined financial objectives (earnings per share growth--35%; economic value created--20%; and cash flow margin--15%) and the balance will be based on the achievement of specified strategic goals (30%). For the remaining executive officers, a substantial portion of their annual incentive awards will be based on the achievement of pre-determined financial objectives and the balance will be based on the achievement of strategic goals and, for certain executive officers, individual performance.

   Initial awards of contingent stock rights were made under the Company's long-term incentive plan to Mr. Kann and other senior executive officers for the performance period 2001 - 2004. The final awards to all those receiving these grants will be based in large part on the Company's performance with respect to pre-determined financial objectives (total shareholder return; earnings per share growth; revenue growth; and cash flow margin) relative to an established group of newspaper and information services companies. Determination of final awards will also be based on assessment of performance on qualitative criteria.

   The Committee has retained some measure of discretion under the annual and long-term incentive award programs because it believes that it is difficult to forecast in detail all future developments that will be relevant to an evaluation of executive performance.

   Federal tax legislation in effect since 1994 eliminates the deductibility of compensation in excess of $1,000,000 paid to the chief executive officer and certain other executives (i.e., those whose compensation must be detailed in the proxy statement). The law exempts compensation paid under plans that relate compensation to performance. Although our plans are designed to relate compensation to performance, certain elements of them do not meet the tax law's requirements because they allow the Committee to exercise discretion in setting compensation. It may be appropriate in the future to recommend changes in the Company's compensation program to take account of the tax law. However, the Committee currently is of the opinion that it is better to retain discretion than to give it up in exchange for the tax deduction. For 2000 the deductibility of certain compensation paid to Mr. Kann, Mr. Skinner and Mr. Bailey was affected by this limitation.

Committee Reporting

The Committee makes full reports to the Board of Directors, which approves the structure and general administration of the compensation program. The Board reviews the specific compensation awards for the chief executive officer and each of the other four executives whose compensation is described in the proxy statement.

   As of February 2000, the chief executive officer's salary was set at $846,000, an increase of $58,000 (or 7.4%) from his 1999 salary of $788,000.
The 2000 salaries for all the five officers listed in the table on page 12 were set after evaluating their individual contribution and performance and the value of their jobs in the marketplace based on a review of the competitive compensation guidelines that were developed with advice from our outside compensation consultants.

   For 2000 Mr. Kann was granted a bonus of $888,000. That represented a 35.3% increase from his 1999 bonus of $656,288. In determining the bonuses for Mr. Kann and the other officers listed in the table, we compared the Company's results to the financial, strategic and, for certain executive officers, individual performance measures established for 2000. The bonus awards for 2000 reflect the Company's performance measured against the pre-determined financial criteria and the Committee's view that the executives performed well against the non-financial measures established under the bonus program. The varying levels of salary and bonus for each of the executives also reflect differences in their relative responsibilities.

   We awarded long-term compensation to the chief executive officer and other members of senior management in February 2001 under the Company's 1992 Long Term Incentive Plan. The Final Awards covered performance for the period 1997-2000 and were made after reviewing the Company's performance on various financial measures (including total stockholder return, return on equity, earnings growth, profit margins, and other financial criteria) relative to other newspaper and information services companies. We also considered progress toward achieving other Company objectives (quality of Dow Jones' publications and services, commitment to innovative products and services, long-term strategic planning, quality of customer service and level of customer satisfaction, development of human resources, and promotion of teamwork throughout the Company). And, finally, we considered each individual executive's responsibility and performance. In granting final awards, the Committee took into account that the Company's performance trends improved during the 1997-2000 period. In the case of the 1997-2000 performance period, it was expected that fully satisfactory competitive performance would be competitively rewarded if the Final Award approximated 80% of the number of shares in the Initial Award. Exceptional performance would support a Final Award in excess of 80% (up to 100%) of the Initial Award.

   Final Awards were made in February 2001 to Mr. Kann and Messrs. Skinner, Ottaway and Crovitz in amounts approximating 75% to 79% of their Initial Awards for the 1997-2000 period. Mr. Kann's Final Award for the 1997-2000 period was 12,680 shares of Common Stock, and constituted approximately 79% of his Initial Award. That represented an increase of 2,180 shares from the Final Award for the 1996-1999 period. The net number of shares of Common Stock re-ceived in February 2001 by Mr. Kann, after tax withholding, amounted to 8,027. Mr. Ottaway received his Final Award in cash. Messrs. Skinner and Crovitz received their Final Awards in the form of Common Stock. The fair market value of Mr. Kann's Final Award for the 1997-2000 period was $780,454 (based on a grant date stock price of $61.55) which is approximately 19.2% higher in value than the Final Award for the 1996-1999 period of $654,938 (based on a grant date stock price of $62.375).

   In January 2001 we granted members of senior management stock options as well as contingent stock rights for the 2001-2004 performance period. These grants were estimated by our outside compensation consultants to be at the median of general industry practice. The grants tie a significant portion of each senior executive's potential compensation to the Company's long-term objectives and to the market value of the Company's stock. The Committee will determine the actual number of shares of stock payable to an executive under the contingent stock rights at the end of the performance period.

   The Committee believes that the number of contingent stock rights and stock options granted to individual executives should be set annually by the Committee after consultation with its consultants concerning competitive compensation levels. Accordingly, the Committee does not base the amount of stock options or contingent stock rights to be granted in any given year on the amounts previously granted.

   The Committee reaffirms its view that salaries and bonus and other incentive compensation opportunities for the senior executives of the Company generally should not deviate substantially from the median of the competitive guidelines developed with the advice of our consultants and that, particularly with respect to long-term incentive compensation, it is important that the Committee continue to retain a degree of discretion as to the actual amounts paid. The Committee believes that the compensation levels for the chief executive officer and other senior executives reflect these criteria and are appropriate given performance during the periods covered.

Irvine O. Hockaday, Jr., Chairman
Christopher Bancroft
M. Peter McPherson
Frank N. Newman
              ---------------------------------------------------

Audit Committee

The Audit Committee Report

General. The Committee consists of four non-employee directors. It generally meets four times a year. The Audit Committee reviews the Company's accounting and financial reporting policies and practices, enables the Board to fulfill its responsibilities to the stockholders in regard to the credibility of financial reporting through its oversight of the financial reporting process and internal control and maintains a direct line of communication between the Board and the Company's external and internal auditors.

   Committee Procedures. During January and February 2001, the Audit Committee reviewed and discussed the 2000 audited financial statements with management and with the Company's independent accountants. In addition, the Audit Committee discussed with the Company's independent accountants the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee confirms that it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and management. In addition, the Committee considered whether the independent accountants' provision of non-audit services is compatible with maintaining their independence.

   Based on the review and discussions referred to in the prior paragraph, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Commission.

Frank N. Newman, Chairman
Harvey Golub
David K.P. Li
M. Peter McPherson

Committee Independence and Charter

The members of the Audit Committee are independent (as independence is defined by the New York Stock Exchange's listing standards). The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A.

Audit Fees

For the year ended December 31, 2000, the Company incurred an aggregate of $1,238,000 in fees for professional services rendered by its independent accountants for the audit of its annual financial statements and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q.

Financial Information Systems Design and Implementation Fees

For the year ended December 31, 2000, the Company incurred no fees from its independent accountants relating to financial information systems design and implementation.

All Other Fees

For the year ended December 31, 2000, the Company incurred $10,986,500 in fees for professional services rendered by its independent accountants other than the fees addressed in the preceding two paragraphs (consisting of tax services of $3,628,900, technology and management consulting of $6,617,200, and other services of $740,400).
              ---------------------------------------------------

Comparison of Stockholder Return


The following line graph compares the performance of the Company's Common Stock during the five-year period ended December 31, 2000 with the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones U.S. Publishing Index (formerly named the Dow Jones Media/ Publishing Index). In February 2000, Dow Jones Indexes revised the components and the calculation methodology of the Dow Jones U.S. Publishing Index and as a consequence restated the Index historically. Accordingly, the returns for the Dow Jones U.S. Publishing Index set forth below are the restated returns.

   The S&P 500 includes 500 U.S. companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The Dow Jones U.S. Publishing Index, which is also weighted by market capitalization, includes, in addition to the Company, the following seventeen publishing companies: American Greetings Corp., Belo Corp., E.W. Scripps Co., Gannett Co., Harcourt General Inc., Hollinger International Inc., Houghton Mifflin Co., John Wiley & Sons Inc., Knight Ridder Inc., McGraw-Hill Cos., Meredith Corp., New York Times Co., Primedia Inc., Reader's Digest Association Inc., Scholastic Corp., Tribune Co., and Washington Post Co.


                       [CHART]



               Dow Jones    S&P500   Dow Jones U.S.

12/31/95          100        100        100

12/31/96           87        123        114

12/31/97          141        164        165

12/31/98          129        211        180

12/31/99          186        255        224

12/31/2000        157        232        208


   For purposes of the graph, it was assumed that $100 was invested in the Company's Common Stock, the S&P 500 and the Dow Jones U.S. Publishing Index at closing prices on December 31, 1995. Dividends are assumed to be reinvested on the ex-dividend date.

Adoption of the Dow Jones
2001 Long-Term Incentive Plan

At the 2001 Annual Meeting the stockholders will be requested to approve the adoption of the Dow Jones 2001 Long-Term Incentive Plan (the "Plan"), which is set forth as Appendix B and which was approved by the Board of Directors on February 21, 2001, subject to its adoption by the stockholders. If the Plan is adopted by the stockholders at the Annual Meeting, it will be effective as of April 18, 2001.

   The Plan is the successor to the Dow Jones 1997 Long-Term Incentive Plan, which provided benefits to key senior executives, and the Dow Jones 1998 Stock Option Plan, which primarily provided benefits for middle management. Both the 1997 and the 1998 plans will remain in effect until the shares available under those plans have been exhausted. The Plan combines the contingent stock right and stock option features of its two predecessors. In addition, the Plan includes provision for the following new types of incentive compensation: restricted stock, restricted stock units and other stock-based awards. Further, the Plan also encompasses grants to non-employee directors of stock options and other stock-based awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents.

   The Company anticipates that awards under the Plan may be made to approximately 1,500 employees (including employee directors) of the Company and its Affiliates and to all non-employee directors of the Company (currently 13 individuals, assuming election of all nominees). An Affiliate is (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company's shareholders, even if the Company thereafter owns less than 20% of the voting equity.

   The Plan provides for the grant of contingent stock rights, stock options, restricted stock, restricted stock units and other stock-based awards (collectively, "Plan Awards") with respect to an aggregate of 7,000,000 shares of Common Stock (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in Section 2(b) of the Plan) of which not more than (i) 2,100,000 shares shall be available for grants of contingent stock rights, restricted stock, restricted stock units and other stock-based awards and (ii) 150,000 shares may be issued under stock options or other stock-based awards granted to non-employee directors. In addition to other award limitations, no participant may be granted, in any calendar year, Plan Awards representing more than 300,000 shares of Common Stock. No Plan Awards may be made after March 31, 2011. Plan Awards made under the Plan generally may not be transferred other than by will or the laws of descent and distribution, but certain stock options may be transferable to the optionee's family members and /or trusts in which family members or the optionee have a beneficial interest or certain other entities. Shares issued under the Plan may be either authorized but unissued shares or shares held in the Company's treasury.

   The 7,000,000 shares of Common Stock that would be available under the Plan represent approximately 8.1% of the shares outstanding at the close of business on February 23, 2001. The market value of a share of Common Stock as of February 23, 2001 was $59.50.

   The Board of Directors believes that the Plan will enable the Company to retain present employees, including officers and directors, as well as non-employee directors, and to attract new employees and directors. The Board of Directors also believes that it is in the Company's interest to tie a significant portion of employee and director compensation to the Company's long-term objectives and to the market value of the Company's stock.

   The benefits under the Plan depend on the future performance of the Company and will vary from year to year and from participant to participant. Benefits under the Plan are therefore not determinable at this time.

   The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), consisting of not less than two directors each of whom qualifies as an "outside director" within the meaning of Section

162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will designate the employees and non-employee directors who will receive Plan Awards, the number of shares to be covered by, and finally issued pursuant to, contingent stock rights, the number of shares to be covered by stock options, the exercise price and other terms of such stock options, the number of shares of restricted stock to be granted, the number of shares with respect to which restricted stock units will be granted and the number of shares to be made available under any other stock-based awards and will perform all other functions assigned to it under the Plan.

   The Chief Executive Officer of the Company will make recommendations to the Committee with respect to all of the foregoing, except that he or she may make no such recommendation as to himself or herself. The Chief Executive Officer is authorized and empowered to grant Plan Awards and to do all things necessary and desirable in connection with the grants, subject to the Committee's right to change or otherwise limit such delegation. However, the Chief Executive Officer may not grant Plan Awards to any director or to any person who serves or is proposed to serve as an executive officer within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a "covered employee" within the meaning of Section 162(m) of the Code.

Contingent Stock Rights

The Plan provides for the granting of "Contingent Stock Rights" ("Rights") to Plan participants shortly before or early in the first year of each "Performance Period". No more than 125,000 Rights may be granted to any participant in any year. A Right will give the participant the contingent right to receive, following the completion of the Performance Period, up to the number of shares of Common Stock specified in the Right (the "Maximum Award"). The number of shares ultimately received (the "Final Award") will depend upon the extent to which the "Performance Criteria" specified in the Right are achieved over the Performance Period, the participant's individual performance (if applicable) and other factors, all as determined by the Committee. Accordingly, the Final Award could be less than or equal to the Maximum Award, although it is anticipated that, in most instances, the Final Award will be less than the Maximum Award. The number of shares covered by each Right, the nature of the Performance Criteria specified in the Right, the duration of the applicable Performance Period and the duration of the period, if any, during which transfer of the shares covered by any Final Award may be restricted (the "Restriction Period"), will be determined by the Committee.

   Performance Criteria may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period. The Committee may adjust the Performance Criteria during the Performance Period and otherwise modify any Right.

   In general, grants of Rights will be made annually, and the Performance Periods ordinarily will be four calendar years. During the Performance Period relating to any Right, the participant will be entitled to receive dividend equivalents, i.e., an amount equal to the cash dividends that the participant would have received if he or she had owned the number of shares of Common Stock covered by the Right during the entire Performance Period.

   Prior to the Committee's determination of the size of a participant's Final Award following completion of the Performance Period, the participant may elect, with the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. The participant will be entitled to dividends and voting rights with respect to such shares and, absent a Committee imposed Restriction Period, generally will be free to transfer, assign, or otherwise dispose of the shares immediately thereafter.

   Generally, if the employment of a participant terminates for any reason other than death, permanent disability or retirement prior to the distribution of the Final Award following expiration of the Performance Period relating to any Right, the Right will be forfeited and cancelled. However, the Committee has the right to alter this result in appropriate cases.

   If a participant's employment terminates because of death, permanent disability or retirement, the Committee will have sole discretion to determine the number of shares in the Maximum Award with respect to which such participant will be deemed to have satisfied the Performance Criteria, and the percentage of such shares to be included in the Final Award.

Stock Options

"Incentive stock options" and "non-qualified options" may be granted under the Plan. Incentive stock options may only be granted to employees of the Company or of a subsidiary corporation within the meaning of Section 424(f) of the Code. Options must expire not later than ten years after their grant, except that incentive stock options granted to owners of more than 10% of the outstanding stock (by voting power) must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant or in the case of incentive stock options granted to owners of more than 10% of the outstanding stock (by vote) to at least 110% of such fair market value. The exercise price must be paid to the Company or its designated representative at the time of exercise either (i) in cash, (ii) by delivering Common Stock already owned by the optionee (if acquired through an employee benefit plan, Common Stock held by the optionee for more than six months) and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of both. Each option will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. During the lifetime of the optionee an option may be exercised only by such person or by his or her family members to whom the options may be assigned.

   The Committee may from time to time, with the consent of the optionee, cancel all or any portion of any option granted under the Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the aggregate fair market value of the shares subject to the portion of the option so cancelled at the time of the cancellation and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not become available for use under the Plan. Certain options may permit the optionee to pay the exercise price by cashless exercise through a registered securities broker.

   If an optionee's employment or service as a director terminates because of death, permanent disability or retirement, his or her options may be exercised by him or her or by an authorized transferee pursuant to the terms of the option agreement. If an optionee's employment or service as a director terminates for any other reason, generally, all rights to exercise any options will terminate on the 90th day after the date the employment or service was terminated or on such later date as the Committee may determine; provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

   Generally, at the time of exercise of a non-qualified option any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the cancellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in his or her income. At the time of the sale of any shares received upon exercise of such option or of the cancellation of such option, the difference, if any, between the amount the optionee received from the sale of the shares and the fair market value of the shares on the date of the exercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Optionees may be given the right to elect to defer the receipt of shares and the recognition of ordinary income until the termination of their employment or for a stated period of time. In such event, the Company's deduction will be postponed until the year of payment.

   Optionees generally will not be subject to income tax upon their exercise of an incentive stock option. However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price must be included in the calculation of the optionee's alternative minimum taxable income, which may subject him or her to the alternative minimum tax. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee's regular tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the option at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary income, and the Company will not be entitled to any income tax deduction.

   If, however, the optionee sells the incentive stock or applies it to the exercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the exercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock's fair market value on the date of exercise will be treated as long-term or short-term capital gain, depending on the period of time the stock has then been held. In the event of such a "disqualifying disposition," the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee. If an optionee makes a disqualifying disposition of Common Stock acquired pursuant to an incentive stock option, he or she is required to notify the Company or the Affiliate by which the optionee is employed within ten days of the disposition.

   The Committee will make grants of options at its sole discretion and the amounts to be received by participants are therefore not determinable at this time.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may grant awards of restricted stock and/or restricted stock units to employees of the Company and its Affiliates. A restricted stock unit is a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of shares of restricted stock that may be granted and with respect to which restricted stock units may be granted during any calendar year to any individual is limited to 100,000. Each such grant will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting of restricted stock and restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals, and /or any other such criteria as the Committee may determine. Performance goals may include such factors as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, or any of its Affiliates, divisions, or operations during any prescribed performance period. While an award of restricted stock or of restricted stock units is subject to such restrictions, the participant may not transfer, assign, or otherwise encumber or dispose of the underlying shares of Common Stock. Under the terms of a restricted stock agreement, a participant may have the right to vote and receive dividends on the shares of restricted stock granted to him or her while the stock is still subject to restrictions. In the case of restricted stock units, a participant may, with approval of the Committee, elect to defer receipt of his or her shares beyond the vesting date.

   If a participant who has received an award of restricted stock or of restricted stock units retires, with the consent of the Committee the award may continue to vest, subject to any conditions the Committee may impose. If a participant's employment terminates because of death or permanent disability, all restrictions to which the restricted stock or the restricted stock unit is subject will terminate. Termination of employment for any other reason will result in the forfeiture of the restricted stock and of the restricted stock units unless the Committee otherwise determines.

Other Stock-based Awards

The Committee may grant other stock-based awards, which will be subject to such terms, restrictions, conditions, vesting requirements, and payment rules as the Committee will determine. Each such other stock-based award will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting requirements may include performance goals focusing on factors such as absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions, or operations.

   Whenever shares of Common Stock are to be delivered pursuant to a Plan Award, the Committee may permit the participant to elect to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld by law. In addition, the Committee may permit a participant to satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the participant (if acquired through an employee benefit plan, Common Stock held by the participant for more than six months).

   If the Plan is adopted by the stockholders, the Board of Directors may amend or discontinue it at any time. However, without approval by the stockholders no such amendment may, except as provided in Section 2(b) of the Plan with respect to stock splits or other changes in the Common Stock, (i) increase the number of shares reserved for Plan Awards, (ii) permit the granting of options exercisable at a price less than fair market value on the date of grant, (iii) permit the extension or grant of stock options which expire later than ten years after their grant, or (iv) permit Plan Awards to be made after March 31, 2011.

   An affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote is required in order for the Dow Jones 2001 Long-Term Incentive Plan to be adopted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE DOW JONES 2001 LONG-TERM INCENTIVE PLAN.

              ---------------------------------------------------

Approval of Appointment of Independent Certified Public Accountants

The Board of Directors, on the recommendation of the Audit Committee, unanimously recommends that the stockholders vote to approve the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for 2001. PricewaterhouseCoopers LLP were the Company's auditors in 2000 and they and their predecessors, Coopers & Lybrand L.L.P., have been the auditors for many years. Stockholder approval of the appointment of such firm as auditors will be requested at the 2001 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
              ---------------------------------------------------

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

   In 1991 the SEC completed an extensive revision of its rules in this area. In addition to increasing the number and kind of reports to be filed, the SEC has obliged companies to report in their proxy statements failures to file reports on a timely basis.

   Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5 annual reports were required for those persons, the Company believes that during 2000 all filing requirements under Section 16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.

              ---------------------------------------------------

Corporate Governance

In 1997 the Board of Directors adopted the "Dow Jones & Company Principles of Corporate Governance." The Principles are listed below. These Principles are being published in this proxy statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to stockholders. The Board will continue to assess the appropriateness and efficacy of the Principles and it is likely that changes to the Principles will be considered from time to time.

Dow Jones & Company Principles
of Corporate Governance

1. The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the independence and integrity of its products and services, including The Wall Street Journal, on which the company's long-term prosperity depends.

2. Dow Jones is owned by its shareholders; the shareholders, in turn, elect the company's Board of Directors. The Board plays the central role in the company's governance; it is the company's decision-making authority on all matters except those reserved to the shareholders. The Board, in turn, selects the company's chief executive officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the company's business.

3. The primary functions of the Board are:

    . review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions of Dow Jones;

    . selection and evaluation of Dow Jones' chairman and chief executive officer;

    .  determining senior management compensation;

    .  periodic review of management succession plans;

    . selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

    . review of the adequacy of the company's systems for compliance with all applicable laws and regulations, for safeguarding the company's assets and for managing the major risks it faces; and

    .  provision of advice and counsel to senior management.

4. It is the policy of Dow Jones that the Board should consist of a majority of "outside" directors. Consistent with this policy, and the underlying philosophy of promoting vigorous representation for shareholders, Dow Jones does not consider that anyone should be deemed an "inside" director by virtue of the size of his or her shareholdings, no matter how great. On the other hand, the company does consider any present or former member of senior management to be an "inside" director, no matter the extent of his or her shareholdings.

5. The number of directors shall not exceed a number that can function efficiently as a body. The Corporate Governance Committee (formerly the Nominating Committee), in consultation with the chairman and CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The size of the Board will be not less than 10 nor more than 20 members; normally the number of directors will be approximately 15. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6. Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Board. Directors are required to retire from the Board at the annual meeting of shareholders following their 70th birthday. Upon the adoption of these principles, no director who is an employee of the company shall be eligible for re-election as a director after the termination of his or her employment.

7. Upon election, directors receive a package of orientation materials and an extensive review of the company and its businesses from senior managers. In addition, Board members are encouraged to visit company facilities throughout their tenure on the Board.

8. All directors are expected to own stock in Dow Jones. The Compensation Committee annually reviews the compensation of directors. The company believes that a substantial part of directors' compensation should be stock-based.

9. Because of the nature of the company's publishing business, no "inside" directors are permitted to serve as directors of other public companies, except as repre-sentatives of Dow Jones in cases in which the company owns shares in another company.

10. It is the general policy of the company that all major decisions be considered by the Board as a whole. This allows the company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. The members and chairs of these committees are recommended to the Board by the Corporate Governance Committee in consultation with the chairman and CEO. The responsibilities of each of the committees are determined by the Board from time to time.

11. Membership on the Audit, Compensation and Corporate Governance committees is limited to outside directors. The chairman and CEO and other senior managers attending meetings of these committees do so by invitation. The chairs of these committees act as the chair at executive sessions or meetings of outside directors at which the principal items to be considered are within the scope of one of these committees' authority. This provides for board leadership without the need to designate a lead director.

12. The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee.

    Whenever possible, materials related to agenda items are provided to committee members sufficiently in advance of committee meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items is provided.

13. The Compensation Committee ensures that a proper system of current and long-term compensation is in place to provide performance-oriented incentives to management; reviews remuneration arrangements for senior management; reviews and approves the structure of employee benefit plans; makes recommendations to the Board; and grants options or other benefits under certain employee benefit plans. The committee also is responsible for setting annual and long-term performance goals (based on criteria established in advance) for the chairman and CEO, and for evaluating performance against these goals. The committee makes full reports to the entire Board, which approves the structure and general administration of the compensation program for the chairman and CEO and other senior managers.

14. The Audit Committee recommends to the shareholders the appointment of independent auditors; makes recom-mendations to the Board regarding their engagement; and considers the range of audit and nonaudit fees. The committee also reviews the work of the company's internal auditors, meets with the independent auditors to review and approve the scope and results of their professional services, and reviews the procedures for evaluating the adequacy of the company's internal controls. The Audit Committee provides a direct channel of communication to the Board for the independent auditors, internal auditors, the chief financial officer and the general counsel.

15. It is the policy of Dow Jones that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the company well over a great many years.

16. The chairman and CEO is responsible for establishing effective communications with the company's stakeholder groups, i.e., shareholders, customers, employees and others. It is the policy of Dow Jones that management speaks for the company.

17. The chairman and CEO sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the chairman and CEO for review or decision. For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18. Whenever possible, materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items is provided.

19. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the company's operations. In addition, Board members have free access to all other members of management and employees of the company.

20. Executive sessions or meetings of outside directors without management present are held at least once per year to review:

   .   the report of the independent auditors;

   . the criteria upon which the performance of the chairman and CEO and other senior managers is based;

   .   the performance of the chairman and CEO against such criteria;

   .   the compensation of the chairman and CEO and other senior managers; and

   .   the performance of the Board.

   Additional executive sessions or meetings of outside directors may be held from time to time as required, or as requested by directors.

21. These principles are reviewed by the Board from time to time.

              ---------------------------------------------------

Submission of Stockholder Proposals


Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder proposal intended for inclusion in next year's proxy statement must be received by the Company at its principal executive offices no later than November 17, 2001, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

   Rule 14a-4(c)(1) establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any stockholder proposal for next year's Annual Meeting submitted after January 31, 2002 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before January 31, 2002, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and 2) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

              ---------------------------------------------------
Other Matters

The Company knows of no other matter to be brought before the 2001 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

   Stockholders who do not expect to attend the 2001 Annual Meeting in person are requested to complete, date, sign and return the enclosed proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

   A copy of the Company's Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on March 7, 2001 is available to interested stockholders upon written request to Mr. Jerome J. Leshne, Vice President, Investor Relations, Dow Jones & Company, Inc., 200 Liberty Street, New York, New York 10281.

By order of the Board of Directors,

Peter G. Skinner
Secretary

New York, New York
March 16, 2001

                                                                      APPENDIX A

AUDIT COMMITTEE CHARTER

Dow Jones & Company, Inc.
Audit Committee Charter

I.  Purpose of the Audit Committee

The Audit Committee (the "Committee") reviews the Company's accounting and financial reporting policies and practices, enables the Board of Directors (the "Board") to fulfill its responsibilities to the stockholders in regard to the credibility of financial reporting through its oversight of the financial reporting process and internal control and maintains a direct line of communication between the Board and the Company's external and internal auditors.

II. Scope of Activities & Responsibilities

Activities and responsibilities normally performed by the Committee:

1. Evaluate and recommend appointment of Independent Accountants to the Board. The Independent Accountants will be accountable to the Committee and the Board. The Committee will consider the following in the selection or reappointment of the Independent Accountants:

   .   the accounting firm's credentials, capabilities and reputation;

   . the independence of the accounting firm. The Committee will obtain a written statement annually from the Independent Accountants in regard to all relationships between the Independent Accountants and the Company, will confer with the Independent Accountants as to any disclosed relationship that could impact the independence of the accounting firm and, when appropriate, will recommend that the Board take action to satisfy themselves of the independence of the accounting firm;

   . the Company's past experience with the personnel assigned to the audit and the quality of their work;

   . the accounting firm's quality control programs such as peer review, professional education and rotation of personnel; and,

   . evaluations of the effectiveness of the Independent Accountants from Management and the Director of Internal Audit.

2. Prior to the beginning of the audit, and throughout the audit process, review and discuss with the Independent Accountants their proposed audit scope and approach including their:

   .   coordination with internal audit;

   .   reliance on the Company's internal controls;

   . consideration of the Company's accounting principles, policies and practices; and,

   . consideration of the effects, and Management's implementation of, new Financial Accounting Standards Board (FASB), American Institute of Certified Public Accountants (AICPA), and other regulatory pronouncements on the Company's financial statements.

3. During the audit finalization stage and prior to submitting the financial statements to the Board, review the annual financial statements and results of the independent audit through discussions with Management, Internal Audit and the Independent Accountants and review and inquiry of:

   .   the Independent Accountants' Report;

   .   all significant accounting policy changes and related disclosures;

   . explanations for all significant variations between current and prior year financial statements as prepared by Management;

   . the existence and substance of any significant accounting accruals, re-serves or estimates made by Management that resulted in a material impact on the financial statements;

   . the existence of any significant transactions which are not a normal part of the Company's business;

   . any major differences of opinion with Management and how they were resolved as well as any other difficulties encountered during the audit;

   . the Management's Discussion and Analysis (MD&A) section of the annual report;

   .   the Management Representation Letter;

   . the Company's General Counsel about the substance of any significant issues raised by in-house and outside counsel concerning litigation, contingencies, claims or assessments; and,

   .   significant audit adjustments or disclosures, recorded or waived.

4. Engage the Independent Accountants to perform quarterly reviews of the Company's interim financial statements (following currently promulgated standards for such reviews) prior to the filing of Form 10-Q.

5.  Assess the adequacy of this Audit Committee Charter on an annual basis.

6. Review the adequacy of the Company's system of internal control through review and discussion with Management, the Internal Auditors and the Independent Accountants:

   . of reports on the system of internal accounting controls and subsequent follow-up actions;

   . of the adequacy of the Company's internal accounting and management controls, including those over its information systems;

   . of the adequacy of the Company's interim reporting systems and procedures;

   .   of reports on compliance audits; and,

   . of the Independent Accountants' Report to Management and subsequent follow-up actions.

7. Review the activities and monitor the effectiveness of the Internal Audit Department and key accounting personnel, including:

   . the objectives for the Internal Audit Department and the annual and long range audit plan; and,

   . reports and significant findings of the Internal Audit Department, including responses of Management and follow-up.

8. Review, in consultation with Management, fee arrangements for professional services and non-audit services performed by the Company's Independent Accountants.

9. Review methods used by Management to establish and monitor policies related to illegal acts, related-party transactions, and conflicts of interest.

10. Review the Company's fraud risk assessment with Management, the Director of Internal Audit and Independent Accountants.

11. Meet at least annually with the Company's General Counsel to discuss any matters identified by counsel and the Committee, which may have a significant impact on the Company's financial statements.

12. Determine that there are appropriate policies and adequate procedures for the review of senior officers' expenses and perquisites, including the use of any corporate assets.

13. Oversee or conduct special investigations or other functions on its own initiative or at the request of the Board.

14. The Committee will have full access to Company records and personnel and the authority to retain independent accountants, legal or other consultants in performing their duties.

III. Reporting

1. The Committee will report to the full Board on its activities at least annually. So long as required by the SEC, a report of the Committee will be prepared for inclusion in the Company's Proxy statement filed annually with the SEC. Such report, if any, will comply with the requirements of the SEC relating thereto.

2. Management, the Independent Accountants, and the Director of Internal Audit will have direct access to the Committee.

3. The Committee will meet privately with the Independent Accountants at least annually.

4. The Director of Internal Audit will report directly to the Chief Financial Officer for administrative purposes.

5. The Committee will meet with the Chief Financial Officer and financial management at least annually.

IV.  Qualifications for Audit Committee Members

1. The Committee shall be composed of at least three outside directors appointed annually by the Board of Directors.

  . Committee members are rotated periodically at the discretion of the Board.

  . All Committee members shall be independent as defined by the Exchange on which the Company's shares are listed.

  . All Committee members shall be financially literate as determined by the Board in its business judgment or must become financially literate in a reasonable amount of time after being appointed. At least one member of the Committee shall have accounting or financial management expertise as determined by the Board of Directors in its business judgment.

2.   Qualities that should be looked for in a director as a Committee member:

  .    amount of time an individual will be able to devote to duties;

  .    degree of interest;

  . inquisitiveness, persistence and ability to offer constructive suggestions; and,

  . Committee chairperson should have the needed administrative skills and the ability to direct discussions constructively and deal effectively with management.

V.   Audit Committee Organization and Meetings

1.   The Committee will meet:

  .    prior to the beginning of each annual audit;

  .    at the completion of the audit;

  . upon reasonable notice, at the request of the Independent Accountants or Internal Auditors; and,

  . at such other times as the Board or the Committee shall deem appropriate.

2. Written minutes of each Committee meeting will be prepared and distributed to the members of the Committee, financial management, the Director of Internal Audit, and the Independent Accountants.

                                                                      APPENDIX B

DOW JONES 2001 LONG-TERM
INCENTIVE PLAN

1.  Purpose.

The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the "Company") may, through the grant of (i) contingent stock rights ("Rights"), (ii) options to purchase Common Stock of the Company, (iii) restricted stock ("Restricted Stock") and restricted stock units ("Restricted Stock Units"), and (iv) any other stock-based forms of award as the Committee may determine in its sole discretion at the time of grant ("Other Stock-based Awards") (collectively, the "Plan Awards"), to employees of the Company and of any Affiliate, and through the grant of stock options, Other Stock-based Awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents to non-employee directors (persons to whom Plan Awards are granted being hereinafter called "Participants"), attract and retain persons of ability as employees (including directors who are also employees) and as non-employee directors and motivate all such persons to exert their best efforts on behalf of the Company and/or the Affiliate by which they are employed. As used herein the term "Affiliate" shall mean (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company's shareholders, even if the Company thereafter owns less than 20% of the voting equity.

2.  Stock Available for Plan Awards.

(a) Shares Subject to the Plan.

The stock to be subject to or related to Plan Awards shall be shares of Common Stock ($1.00 par value) of the Company ("Common Stock"), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which Plan Awards may be granted shall be seven million (7,000,000) shares (subject to adjustment in accordance with the provisions of Section 2(b) hereof) of which not more than 2,100,000 shares will be available for grants of Rights, Restricted Stock, Restricted Stock Units and Other Stock-based Awards; provided, however, that any shares related to such a Plan Award that is forfeited shall be made available for purposes of the foregoing limitation. The maximum number of shares of Common Stock with respect to which stock options or Other Stock-based Awards may be granted to non-employee directors shall be one hundred fifty thousand (150,000). The shares related to the unexercised or undistributed portion of any terminated, expired, cancelled or forfeited Plan Award (including, without limitation, the shares involved in any Maximum Award (as hereinafter defined) that are not included in the related Final Award (as hereinafter defined)) shall be made available for further Plan Awards. Shares of Common Stock that (i) are used by a Participant as full or partial payment to the Company of the purchase price of shares of Common Stock acquired upon exercise of an option pursuant to this Plan, (ii) are withheld pursuant to
Section 10, (iii) are subject to an option or portion of an option that is "stocked-out" or cancelled pursuant to Sections 5(b)(4) and 5(b)(8), or (iv) represent Final Awards as to which elections are made pursuant to Section 4(d)(4), shall not be made available for further Plan Awards. In addition to the limitations set forth elsewhere in this Plan, the maximum number of shares of Common Stock with respect to which Plan Awards of any and all types may be granted during any calendar year to any individual shall be limited, in the aggregate, to three hundred thousand (300,000).

(b) Adjustments in the Event of Change in Common Stock.

In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be granted or optioned and sold under the Plan, with respect to which Rights may thereafter be granted, the number and kind of shares subject to option in outstanding option agreements, the purchase price per share thereunder, the number and kind of shares with respect to which Rights or Restricted Stock Units are outstanding, the number and kind of shares of restricted stock outstanding, and the number and kind of shares related to other stock-based awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

3.  Administration of the Plan.

(a) Compensation Committee.

The Plan shall be administered by the Compensation Committee (the "Committee") consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and as a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board. The Committee shall have sole discretion in determining the persons who shall participate in the Plan; provided, however, that non-employee directors shall only be eligible to receive awards of stock options and any other stock-based forms of award under the Plan and to receive distributions of Common Stock upon their retirement in settlement of deferred stock equivalents. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its sole discretion: (i) treat all or any portion of any period during which a Participant is on military or other approved leave of absence from the Company or its Affiliates as a period of employment of such Participant by the Company for purposes of accrual of his or her rights under his or her Plan Award; provided, however, that no Plan Award may be granted to an employee while he or she is on a leave of absence, unless the Committee, in its sole discretion, shall determine otherwise, and (ii) notwithstanding anything to the contrary provided herein, determine the treatment of Plan Awards in the context of a Participant's change of employment among the Company and its Affiliates. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

(b) Delegation of Authority to Chief Executive Officer.

The Chief Executive Officer of the Company, subject to the authority of the Committee to change such delegation or subject such delegation to additional restrictions, shall be authorized and empowered to grant Plan Awards, subject to the express limitations of the Plan, and to do all things necessary or desirable in connection with such grants; provided, however, that Plan Awards shall not be granted by the Chief Executive Officer to any director or any person who at the time of grant serves or is proposed to serve as an executive officer of the Company within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a "covered employee" within the meaning of Section 162(m) of the Code.

4.  Contingent Stock Rights and Final Awards.

(a) Grant of Contingent Stock Rights.

The term "Contingent Stock Right" or "Right", as used in the Plan, shall mean the right to receive, without payment to the Company, the number of shares of Common Stock specified therein, subject to the terms and provisions of the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers and other employees of the Company or of any Affiliate (whether or not members of the Board of Directors) as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 4 and Section 3 hereof. No more than 125,000 Rights may be granted to any Participant in any year.

(b) Terms and Provisions of Contingent Stock Rights.

   (1) The Committee shall determine the terms and provisions of each Right, including, without limitation, (i) the number of shares of Common Stock to be covered by such Right (the "Maximum Award"), (ii) such subjective and objective criteria for evaluating the performance of the Participant, the Company and/or the applicable Affiliate, as the Committee shall deem appropriate in determining whether and to what extent the Maximum Award shall be earned (the "Performance Criteria"), (iii) the period of time, which shall not be less than one year, with respect to which such performance is to be measured (the "Performance Period"), and (iv) the period of time, if any, following the expiration of the Performance Period during which the disposition of shares of Common Stock covered by any Final Award relating to such Right shall be restricted as provided in Section 4(h) hereof (the "Restriction Period"); provided, however, that the Committee may establish the Restriction Period applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right. If the Committee shall so determine, the Performance Criteria provided in any Right may include the performance of the Company or any division, operation or Affiliate thereof during a Performance Period compared with performance by other companies or other business units during such Performance Period, and may reflect both quantitative and qualitative standards. During the Performance Period relating to any Right, the Committee may adjust the Performance Criteria provided in such Right and otherwise modify the terms and provisions of such Right. Each Right shall be evidenced by a letter, an agreement or such other document as the Committee may determine.

   (2) The Committee may, in its sole discretion, grant Rights to the Chief Executive Officer and other officers who are or may become "covered employees" within the meaning of Section 162(m) of the Code, or any of them, which will qualify for the performance-based compensation exemption from the limitation on deductions imposed by such Section 162(m). With respect to any such grant, the Performance Criteria shall be exclusively objective in nature, and shall consist of any one or more of the following business or financial criteria as the Committee, in its sole discretion, shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period.

(c) Dividend Equivalents on Rights.

Each Participant to whom a Right has been granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each dividend record date during the entire Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares then covered by such Right (as adjusted pursuant to Section 2(b) hereof). If the Company shall declare a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the Performance Periods relating to any Right, such dividend shall be dealt with as provided in
Section 2(b) hereof.

(d) Final Awards.

   (1) Not earlier than 90 days prior to the completion of the Performance Period relating to any Right, and not later than 90 days thereafter, the Committee shall determine the percentage (which shall not exceed 100%) of the Maximum Award (as adjusted pursuant to Section 2(b) hereof) that shall be awarded finally to the Participant who holds such Right (the number of shares of Common Stock resulting from the application of such percentage being hereinafter called the "Final Award"). Each Final Award shall represent only full shares of Common Stock, and any fractional share that would result from the application of such percentage shall be disregarded. In making such determination, the Committee may take into account (i) the extent to which the Performance Criteria provided in such Right were, in the Committee's sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company and /or the applicable Affiliate, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant's Final Award as soon as practicable following such determination.

   (2) Following the determination of each Final Award, except to the extent that the Participant elects, and the Committee approves, the payment of cash in satisfaction of the Final Award pursuant to Section 4(d)(4) hereof, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Common Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of Sections 4(e), 4(h) and 2(b) hereof. Concurrently with the issuance of such certificates, the Company shall deliver to such Participant an amount equal to the amount of the cash dividends that such Participant would have received with respect to the shares of Common Stock representing such Final Award if such Participant had been the holder of record of such shares immediately following completion of the Performance Period relating to such Final Award. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Company shall have declared a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the period following completion of the Performance Period relating to any Final Award, and prior to the date on which such Participant shall have been the holder of record of the shares representing such Final Award, such dividend shall be dealt with as provided in
Section 2(b) hereof.

   (3) Upon the expiration of the Restriction Period relating to any Final Award, the certificates for the shares of Common Stock, issued in such Participant's name with respect to such Final Award, shall be delivered to such Participant as soon as practicable following the satisfaction of all withholding tax requirements, free of all restrictions and restrictive legends.

   (4) Notwithstanding any provision of the Plan to the contrary, following the determination of any Final Award under the Plan, including such a determination pursuant to Section 4(e)(2) upon the death, permanent disability or retirement of a Participant, the Participant to whom the Final Award has been made (or, in the event of the Participant's death, his or her designated beneficiary) may elect, subject to the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. If a Participant elects, with the approval of the Committee, to receive all or a portion of such Final Award in cash, the amount thereof shall equal the fair market value of Common Stock on the date of such Final Award multiplied by the number of shares of Common Stock as to which such election is being made.

(e) Effect of Termination of Employment or Death.

   (1) If a Participant's employment with the Company or any Affiliate shall terminate prior to the distribution of the Final Award following expiration of the Performance Period relating to any Right granted to such Participant for any reason other than death, permanent disability or retirement, such Right shall be forfeited and cancelled forthwith, except as otherwise determined by the Committee.

   (2) If a Participant's employment with the Company or any Affiliate shall terminate because of his or her death, permanent disability or retirement, then, with respect to each Right held by such Participant, the Committee shall have sole discretion to determine the number of shares in the Maximum Award with respect to which such Participant shall be deemed to have satisfied the Performance Criteria, and the per-centage of such shares to be included in the Final Award. Except to the extent that the Participant or his representative has elected, and the Committee has approved, the receipt of cash pursuant to Section 4(d)(4) hereof, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing the Final Award attributable to each such Right, determined in accordance with the preceding sentence, at such time, but not later than 90 days after the completion of the Performance Period with respect to such Right, as the Committee determines. Any and all certificates issued pursuant to this Section 4(e)(2) shall not be, and any certificates previously issued pursuant to Final Awards under this Plan to a Participant who has subsequently died, become permanently disabled or retired, shall upon the occurrence of any such event cease to be, subject to the restrictions, if any, imposed pursuant to Section 4(h) hereof. Where appropriate, replacement certificates shall be delivered to the Participant or his beneficiary, free of all restrictive legends.

   (3) Notwithstanding any other provision of the Plan to the contrary, a Right shall be forfeited and cancelled forthwith, unless the Committee shall determine otherwise, if a Participant's employment with the Company or any Affiliate shall for any reason terminate (i) within 180 days following the commencement of the Performance Period relating to such Right (or such other period as the Committee may specify) or (ii) within 180 days following the date of grant of such Right.

   (4) In the event of the death of any Participant, the term "Participant" as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to Section 8 hereof or, if no such designation is in effect, the person to whom the Participant's rights pass by will or applicable law, or, if no such person has such right, the executor or administrator of the estate of such Participant.

(f) Recommendations to Committee.

Recommendations as to the employees to be granted Rights, the Maximum Awards, Performance Criteria, Performance Periods, Restriction Periods and other terms to be provided therein, and adjustments, if any, in Performance Criteria and any other modifications of the terms and provisions of such Rights, and the amounts of Final Awards, shall be made to the Committee by the Chief Executive Officer, except that he or she shall not make any such recommendation as to himself or herself.

(g) Restrictions on Transfer of Rights.

No Right shall be transferred, assigned or otherwise disposed of by a Participant otherwise than by will or the laws of descent and distribution.

(h) Restrictions on Transfer of Final Awards.

Until the expiration of any applicable Restriction Period, no shares of Common Stock covered by any Final Award shall be transferred, assigned or otherwise disposed of by a Participant other than in satisfaction of a tax withholding obligation as provided in Section 10, and otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit the use of Common Stock included in any Final Award as partial or full payment upon exercise of an option under the Plan or a stock option under any stock option plan of the Company prior to the expiration of such Restriction Period.

5.  Stock Options.

(a) Grant of Stock Options.

Subject to the provisions of the Plan, the Committee shall have the power to:

   (1) determine and designate from time to time those employees of the Company and any Affiliate and non-employee directors of the Company to whom options are to be granted and the number of shares to be optioned to each such person;

   (2) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"), and options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options"), both of which are referred to herein as options; provided, however, that Incentive Stock Options shall be granted only to employees of the Company or a subsidiary corporation within the meaning of
Section 424(f) of the Code ("Subsidiary"), and no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan as specified in Section 15.

   (3) determine the number of shares subject to each option;

   (4) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date the option is granted;

   (5) extend the term of an option (including extension by reason of an optionee's death, permanent disability or retirement) but not beyond ten years (or five years as specified in Section 5(b)(10) hereof) from the date of the grant; and

   (6) cancel all or any portion of any option as provided in Section 5(b)(8).

(b) Terms and Conditions of Options.

Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

  (1) Option Period.

   Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

  (2) Option Price.

   The option price per share shall be determined by the Committee at the time any option is granted, and, subject to Section 5(b)(10), shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

  (3) Exercise of Option.

   No part of any option may be exercised until the optionee shall have remained in the employ of the Company or any Affiliate, or served as non-employee director of the Company, for such period after the date on which the option is granted as the Committee may specify in the option agreement.

  (4) Payment of Purchase Price upon Exercise.

   The purchase price of the shares as to which an option shall be exercised shall be paid to the Company or its designated representative at the time of exercise either (i) in cash, or (ii) by delivering Common Stock of the Company already owned by the optionee or, in the case of Common Stock acquired through an employee benefit plan, Common Stock held by the optionee for more than six months (including Common Stock obtained pursuant to Final Awards before expiration of any related Restriction Period) and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price. The Committee may also permit payment of the purchase price to be made by cashless exercise through a registered securities broker.

  (5) Exercise in the Event of Death or Termination of Employment or Service.

   (A) If an optionee's employment by the Company or an Affiliate or an optionee's service as a non-employee director of the Company shall terminate because of his or her death, permanent disability or retirement, his or her options may be exercised, to the extent provided in the option agreement, by him or her, by a transferee to whom the option has been transferred pursuant to
Section 5(b)(6), or by the person or persons to whom the optionee's rights under the option pass by designation pursuant to Section 8, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of the estate of such optionee, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to Section 5(b)(1) or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise.

   (B) If an optionee's employment by the Company or an Affiliate or an optionee's service as a non-employee director of the Company shall terminate for any reason other than death, permanent disability or retirement, his or her options may be exercised, but only to the extent exercisable on the date of such termination, at any time, or from time to time, through the 90th day (or for such longer period as the Committee, in its sole discretion, shall determine) after the date of such termination of employment or service, but no later than the expiration date specified pursuant to Section 5(b)(1); provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

  (6) Transferability of Options.

   The Committee may, in its sole discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee) ("Family Members"), (ii) a trust in which the Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which the Family Members (or the optionee) control the management of assets, and (iv) any other entity in which the Family Members (or the optionee) own more than fifty percent of the voting interests; provided that
(x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(b)(6) and (y) transferred options shall not again be transferable other than by will or by the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 5(b)(7), 5(b)(8), 8 and 9 hereof the terms "optionee" and "Participant", as applicable, shall be deemed to refer to the transferee. The events of termination of employment of Section 5(b)(5) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified by such Section 5(b)(5).

  (7) Investment Representation.

   Upon request by the Committee, the optionee (or any person acting under Section 5(b)(5) or 5(b)(6)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such request, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

  (8) Other Option Provisions.

   The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company's obligation in respect of such option may be discharged either by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

 (9)  Limitation on Value of Incentive Stock Options.

   The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000. If such fair market value should exceed such $100,000 limitation with respect to any year, then the options pursuant to which shares with such excess value may be purchased shall be treated as Nonqualified Stock Options, such limitation being applied by taking options into account in the order in which they were granted.

 (10) Grants to Certain Holders.

   Notwithstanding Sections 5(b)(1) and 5(b)(2) hereof, if an Incentive Stock Option is granted to an optionee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the option.

 (11) Elective Deferral.

   (A) Notwithstanding anything herein to the contrary, an optionee may elect, at the sole discretion of, and in accordance with rules which may be established by, the Committee, to defer delivery of the proceeds of exercise of an unexercised option, provided such election is irrevocable and is made (i) at least two years (or such shorter period as may be determined by the Committee) prior to the date that such option otherwise would expire and (ii) at least six months (or such greater or shorter period as may be determined by the Committee) prior to the date such option is exercised. Upon such exercise, the amount deferred shall be credited, at the date of exercise, to a deferred compensation account pursuant to a deferred compensation agreement between the optionee and the Company, and shall be payable exclusively in shares of Common Stock at such time or times and in such manner as shall be provided in such agreement; provided, that the date as of which payment shall be made or payments shall commence shall be not less than two years (or such shorter period as may be determined by the Committee) subsequent to the date of exercise, but not later than the first day of the third month following optionee's termination of employment.

   (B) Each optionee shall have the status of a general unsecured creditor of the Company with respect to his or her deferred compensation account, and such account constitutes a mere promise by the Company to make payments with respect thereto.

   (C) An optionee's right to benefit payments under the Plan with respect to his or her deferred compensation account may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the optionee or the optionee's beneficiary and any attempt to do so shall be void.

6.   Restricted Stock and Restricted Stock Units.

(a)  Grant of Restricted Stock and Restricted Stock Units.

The Committee may grant awards of Restricted Stock and/or Restricted Stock Units subject to such restrictions, terms and conditions as the Committee shall determine in its sole discretion, and shall have the power to designate the employees of the Company or any Affiliate to whom Restricted Stock and/or Restricted Stock Units are to be granted. A Restricted Stock Unit shall mean a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of such shares of Restricted Stock that may be granted and with respect to which Restricted Stock Units may be granted to a Participant in any year shall be, in the aggregate, one hundred thousand (100,000).

(b) Terms and Conditions of Restricted Stock and Restricted Stock Units.

   Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement in form approved by the Committee. The vesting of a Restricted Stock award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or the applicable Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

  (1) Performance Goals.

   If the Committee determines to impose performance goals, such performance goals shall consist of any one or more of the following business or financial criteria as the Committee in its sole discretion shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions or operations and any other criteria that the Committee in its sole discretion may deem appropriate.

  (2) Receipt of Restricted Stock.

   As soon as practicable after an award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant the number of shares of Restricted Stock so awarded. A certificate or certificates for such shares shall be delivered to the Participant or, in the sole discretion of the Committee, may be held in escrow by the Company on behalf of the Participant until such shares vest or are forfeited. Such certificate or certificates shall bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable agreement. Except as provided in the applicable agreement, no shares of Restricted Stock may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a Participant shall have the right to vote and receive dividends on the shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable agreement, any stock received as a dividend on such Restricted Stock or in connection with a stock split of the shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

  (3) Payments Pursuant to Restricted Stock Units.

   Restricted Stock Units may not be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the Restricted Stock Unit (unless a Deferral Election has been made), certificates of Common Stock shall be delivered to the Participant or his legal representative in a number equal to the shares covered by the Restricted Stock Unit. A Participant may elect to defer receipt of his certificates (a "Deferral Election") beyond the vesting date for a specified period or until a specified event, subject to the Committee's approval and to such terms as are determined by the Committee in its discretion, provided that any such Deferral Election is made at least one year (or such shorter period as may be determined by the Committee) prior to the date on which the Restricted Stock Unit would vest.

(c) Effect of Termination of Employment or Death.

   (1) If a Participant who has received an award of Restricted Stock or Restricted Stock Units retires with the consent of the Company or the Affiliate by which the Participant is employed, the Committee may in its sole discretion determine the conditions under which any Restricted Stock awards or Restricted Stock Units shall become fully vested.

   (2) Except as otherwise provided in the applicable agreement, upon a Participant's death or permanent disability, all restrictions on awards of Restricted Stock or Restricted Stock Units made to such Participant under the Plan shall terminate and, in the case of Participant's death, the Restricted Stock or Restricted Stock Units shall pass to the person or persons designated pursuant to Section 8, or, absent a designation, by will or applicable law, or if no such person has such right, to the executor or administrator of the estate of such Participant.

   (3) Except at otherwise provided in the applicable agreement, upon a Participant's termination of employment for any reason other than death or permanent disability, or retirement with the consent of the Company or the Affiliate by which the Participant is employed, the Participant's unvested Restricted Stock and Restricted Stock Units shall be forfeited, unless the Committee shall otherwise determine.

7.  Other Stock-based Awards.

Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Plan Awards made under the Plan, Other Stock-based Awards which may be in the form of Common Stock or other securities. Subject to the provisions of the Plan, the Committee in its sole discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment provisions of such Other Stock-based Awards. Each such Other Stock-based Award shall be evidenced by an agreement in form approved the Committee. The grant of Other Stock-based Awards may be conditioned upon the attainment of specific performance criteria. These performance criteria shall consist of any one or more of the following business or financial criteria as the Committee in its sole discretion shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions or operations and any other criteria that the Committee in its sole discretion may deem appropriate.

8.  Designation of Beneficiaries.

A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Right, Final Award, option, Restricted Stock award, Restricted Stock Unit or Other Stock-based Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

9.  No Rights as Stockholder or to Continuance of Employment.

No Participant shall have any rights as a stockholder with respect to any shares subject to his or her option or Rights prior to the date of issuance to him or her of a certificate or certificates for such shares. The Plan and any option, Right, Restricted Stock award, Restricted Stock Unit or Other Stock-based Award granted under the Plan shall not confer upon any Participant any right with respect to any continuance of employment by the Company or any Affiliate, nor shall they interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. No award made under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees unless the Company or the Affiliate by which the Participant is employed shall determine otherwise.

10. Withholding Taxes.

The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any federal, state and local taxes required by law to be withheld from Plan Awards. Whenever shares of Common Stock are to be delivered pursuant to a Plan Award and with approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their fair market value on the date on which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to a Plan Award. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the Participant or, in the case of Common Stock acquired through an employee benefit plan, Common Stock held by the Participant for more than six months.

11. Notification of Election under Section 83(b) of the Code.

If any Participant shall, in connection with an award under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company or the Affiliate by which the Participant is employed of such election within ten days of filing the notice of election with the Internal Revenue Service.

12. Notification Upon Disqualifying Disposition Under Section 421(b) of the
    Code.

Each agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company or the Affiliate by which the Participant is employed of any disposition of shares of Common Stock issued pursuant to the exercise of such option under circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

13. Compliance with Government Law and Regulations.

The Plan, the grant and exercise of options, the grant of Rights and Final Awards thereunder, the grant of Restricted Stock and Restricted Stock Units, and the grant of any Other Stock-based Awards and the obligation of the Company to sell and deliver shares under such options and to deliver shares under any other such Plan Awards, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency that may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

14. Amendment or Discontinuance of the Plan.

The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 2(b) no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which Plan Awards may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with the Section 5(b)(2) or (iii) permit the extension or granting of options which expire beyond the ten year period provided for in Sections 5(a)(5) and 5(b)(1). Without the written consent of a Participant, no amendment or discontinuance of the Plan shall alter or impair any Plan Award previously granted to him or her under the Plan.

15. Effective Date and Term of the Plan.

The effective date of the Plan shall be the date of approval of the Plan by the affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote at a meeting at which the Plan is proposed for approval. No Plan Award may be granted under the Plan later than March 31, 2011.

16. Governing Law.

The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York.

17. Name.

The Plan shall be known as the "Dow Jones 2001 Long-Term Incentive Plan."

PROXY

                            Dow Jones & Company, Inc.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 18, 2001

     The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints ROY A. HAMMER, PETER R. KANN and PETER G. SKINNER and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders to be held on Wednesday, April 18, 2001, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 16, 2001, a copy of which has been received by the undersigned.

                   (PLEASE SIGN AND DATE ON THE REVERSE SIDE)

               [upward arrow] FOLD AND DETACH HERE [upward arrow]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
 THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
                           FOR PROPOSALS 1, 2, AND 3.

                                                              Please mark   [X]
                                                              your votes as
                                                              indicated in
                                                              this example








The Board of Directors recommends a vote FOR Proposals 1, 2, and 3.

                                                         FOR           WITHHELD
1.  Election of Directors by Common and/or               [_]              [_]
    Class B Common Stock.

Common Stock                   Common and Class B
                               Common Stock

01- Rand V. Araskog            03- Irvine O. Hockaday, Jr.
02- Vernon E. Jordan, Jr.      04- Elizabeth Steele
                               05- Dieter von Holtzbrinck

For, except vote withheld from the following nominee(s):


2.  Approval of Auditors for 2001.                  FOR       WITH      ABSTAIN
                                                    [_]        [_]        [_]

3.  Adoption of the Dow Jones 2001                  [_]        [_]        [_]
    Long-Term Incentive Plan.






Signature(s)_________________________________________ Date:______________, 2001

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee for a corporation, please give your full title. For joint accounts, each owner must sign.

               [upward arrow] FOLD AND DETACH HERE [upward arrow]

                          VOTE BY INTERNET OR TELEPHONE
                          -----------------------------

          YOUR VOTE IS IMPORTANT -- YOU CAN VOTE IN ONE OF THREE WAYS:

 . VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.
                                       OR

 . VOTE BY TELEPHONE OR INTERNET -- You will need to have your proxy card in
                    --
  hand. You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form. You cannot vote by telephone or Internet after 5 p.m. (EST) on April 17, 2001.

     1. VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day, 7 days a week. There is no charge to you for this call.

     Option 1: To vote as the Board of Directors recommends on ALL proposals,
     ------------------------------------------------------------------------
     press 1.
     --------
        When asked, you must confirm your vote by pressing 1.

     Option 2: If you choose to vote on each item separately, press 0. You will
     --------------------------------------------------------------------------
     hear these instructions:
     ------------------------

     Proposal 1: To VOTE FOR all nominees press 1; to WITHHOLD FROM ALL nominees, press 9.
                 To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

        When asked, you must confirm your vote by pressing 1.

                                       OR

     2. VOTE BY INTERNET: Follow the instructions at our Website address: http://www.proxyvoting.com/DJ

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

THANK YOU FOR VOTING.
Please do not return your proxy card if you are voting by telephone or Internet.